As filed with the Securities and Exchange Commission on October 12, 2001.


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                       October 12, 2001 (August 15, 2001)


                             FLOTEK INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)


          Alberta                   1-13270                 77-0709256
(State of other jurisdiction      (Commission             (IRS Employer
     of incorporation)            File Number)          Identification No.)


                 7030 Empire Central Drive, Houston, Texas 77040
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 849-9911


                                 Not Applicable
          (Former name or former address, if changed since last report)

                             FLOTEK INDUSTRIES INC.
                                TABLE OF CONTENTS
                                       FOR
                           CURRENT REPORT ON FORM 8-K


Item 5.    Other Events................................................3

Item 7.    Financial Statements and Exhibits...........................5

Signature..............................................................6

Item 5. Other Events.

      The Company has entered into an Agreement and Plan of Reorganization ("Agreement") with Chemical & Equipment Specialties, Inc. ("CESI"), dated August 15, 2001, pursuant to which shares of the common stock of the Company will be issued to the shareholders of CESI in connection with the merger of CESI with a newly formed subsidiary of the Company (the "Merger").

      The Agreement requires that, prior to the closing of the Merger, (i) at least 1,903 shares of the Preferred Stock of the Company be converted into shares of the Common Stock of the Company at a conversion price of $.027 (rather than $.03, the price provided for in the terms of the preferred stock), and (ii) at least 63,419,738 of the outstanding warrants to acquire common stock of the Company be either (a) exercised, or (b) replaced with new warrants ("New Warrants"). The New Warrants will provide for (1) an exercise price of $.12 per share (rather than the current $.03), (2) a revised expiration date five years from the date of replacement, and (3) an option on the part of the Company to accelerate the expiration date of the New Warrants in the event that the trading price of the common stock of the Company exceeds 150% of the warrant exercise price for a specified period to time. In addition, the Agreement requires that at least 59,896,419 of the outstanding warrants must be exercised for cash.

     As of October 4, 2001, (i) warrants to purchase 62,174,555 shares of the common stock of the Company have been exercised for cash, which resulted in total cash proceeds to the Company of US $1,865,236, and (ii) warrants to purchase at least 63,419,738 shares of common stock of the Company have either been exercised for cash or replaced with New Warrants, and (iii) all of the outstanding shares of Preferred Stock of the Company are subject to agreements pursuant to which such shares will be converted into shares of the common stock of the Company at an exercise price of US $.027 per share, effective with, and contingent upon, the closing of the Merger. Thus, the conditions in the Agreement concerning the exercise or replacement of the warrants of the Company and the conversion of the Preferred Stock have been satisfied.

     Pursuant to the Agreement, the number of shares of common stock issuable to the CESI shareholders in the Merger will result in the CESI shareholders as a group owning a minimum of 61.5% of the fully-diluted shares of the combined company (excluding stock options). The final number of shares issuable to the CESI shareholders is subject to certain adjustments at closing which could result in the CESI shareholders owning as much as 61.8% of the combined company. The persons who are shareholders of Flotek Industries Inc. immediately prior to the Merger, after taking into account the shares issued from the exercise of warrants and the conversion of Preferred Stock discussed above, will own between 38.2% and 38.5% of the combined company upon closing of the Merger.

      The closing of the Merger is subject to certain other material conditions set forth in the Agreement. The Company currently expects that these conditions will be satisfied and the Merger will close on or about October 31, 2001.

      For accounting purposes, the Merger will be treated under the purchase method of accounting as an acquisition of Flotek Industries Inc. by CESI, since the CESI shareholders will receive a majority of the shares of the combined company. This will result in the combined company reporting the historical results of CESI and incorporating the results of Flotek Industries Inc. only for periods subsequent to closing of the Merger. Upon consummation of the Merger, the combined company intends to adopt the fiscal year of CESI, which is based on a calendar year ending December 31.

      CESI, headquartered in Duncan, Okla., is a proprietary chemical development and blending, equipment manufacturing, and engineering, design and construction company marketing products and services to the oil field service industry worldwide. The chemical company develops and blends state-of-the-art chemicals for cementing and stimulation; the equipment company manufactures specialized equipment, such as nitrogen pumpers, fracturing pumpers and blenders, and cement mixing units for pumping treatments into wells. The engineering company designs and constructs bulk material handling and loading facilities for the major oil service companies. For the year ended December 31, 2000, CESI had consolidated pro-forma revenues of approximately $10 million.


This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. Forward-looking statements involve known and unknown risks and uncertainties and are indicated by words such as "anticipates", "expects", "believes", "plans", "could", "approximately" and similar words and phrases. These risks and uncertainties include, but are not limited to, uncertainties relating to market acceptance of and continuing demand for the Company's products, the impact of competitive products and pricing, the Company's ability to obtain continued financing to support its operations, the success of ongoing research and development, development of new business opportunities and other risks that may be detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.  The  following  material  is filed as an exhibit to this
                Current Report on Form 8-K:

Exhibit
Number          Description of Exhibit
-------         ----------------------

99.1 Agreement and Plan of Reorganization by and between Flotek Industries Inc. and Chemical & Equipment Specialties, Inc.

99.2            Form of Acquiror Amended Replacement Warrant

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FLOTEK INDUSTRIES INC.
                                   Registrant


Date:   October 12, 2001           By:   /s/ Jerry D. Dumas, Sr.
                                       ----------------------------------
                                       Jerry D. Dumas, Sr.
                                       Chairman, President and Chief
                                       Executive Officer

                                  EXHIBIT INDEX


   Exhibit                                                         Page
   Number                      Description                         Number
   -------                     -----------                         ------

    99.1 Agreement and Plan of Reorganization by and between Flotek Industries Inc. and Chemical & Equipment
              Specialties, Inc.

    99.2      Form of Acquiror Amended Replacement Warrant

                                                                   EXHIBIT 99.1
                                                                   ------------


                      AGREEMENT AND PLAN OF REORGANIZATION



                                 by and between




                             FLOTEK INDUSTRIES, INC.

                                       and

                     CHEMICAL & EQUIPMENT SPECIALTIES, INC.


















                           Dated as of August 15, 2001

                                TABLE OF CONTENTS


1.    THE MERGER.............................................................1
      1.1  The Merger........................................................1
      1.2  Effect of the Merger..............................................1
      1.3  Governing  Instruments,  Directors  and  Officers of the
           Surviving Corporation.............................................2
      1.4  Effect on Securities..............................................2
      1.5  Payment of the Merger Consideration...............................3
      1.6  Exchange of  Certificates;  Distributions  With Respect
           to Unexchanged Shares.............................................3
      1.7  Acquiror Preferred Stock and Warrants.............................4
      1.8  Effective Time of the Merger......................................4
      1.9  Taking of Further Action..........................................4

2.    REPRESENTATIONS AND WARRANTIES OF TARGET...............................4
      2.1  Organization, Power and Qualification.............................4
      2.2  Subsidiaries......................................................5
      2.3  Authority; Power; Binding Effect..................................5
      2.4  No Violation; Consents............................................5
      2.5  Ownership of Target's Capital Stock...............................6
      2.6  Transactions with Certain Persons.................................6
      2.7  Financial Statements..............................................6
      2.8  Receivables.......................................................6
      2.9  Inventory.........................................................6
      2.10 Absence of Undisclosed Liabilities; List of Accounts Payable......7
      2.11 Contracts and Commitments.........................................7
      2.12 Title to Assets...................................................9
      2.13 Condition and Location of Assets..................................9
      2.14 Intellectual Property.............................................9
      2.15 Software..........................................................9
      2.16 Real Property....................................................10
      2.17 Insurance........................................................11
      2.18 Conduct of Target Since the Target  Balance Sheet Date11
      2.19 Personnel Information............................................13
      2.20 Employee Benefits................................................14
      2.21 Severance Arrangements...........................................16
      2.22 Litigation; Decrees..............................................17
      2.23 Compliance With Law; Permits.....................................17
      2.24 Environmental Matters............................................17
      2.25 Tax Matters......................................................18
      2.26 Commissions or Finders Fees......................................19
      2.27 Certain Business  Practices and  Regulations;  Potential
           Conflicts of Interest............................................19
      2.28 Accounts.........................................................19
      2.29 Disclosure.......................................................20

3.    REPRESENTATIONS AND WARRANTIES OF ACQUIROR............................20
      3.1  Organization, Power and Qualification............................20
      3.2  Subsidiaries.....................................................20
      3.3  Authority; Power; Binding Effect.................................20
      3.4  No Violation; Consents...........................................21
      3.5  Capital Stock....................................................21
      3.6  Transactions with Certain Persons................................21
      3.7  Commission Documents and Other Reports...........................22
      3.8  Receivables......................................................22
      3.9  Inventory........................................................22
      3.10 Absence of Undisclosed Liabilities; List of Accounts Payable.....23
      3.11 Contracts and Commitments........................................23
      3.12 Title to Assets..................................................25
      3.13 Condition and Location of Assets.................................25
      3.14 Intellectual Property............................................25
      3.15 Software.........................................................25
      3.16 Real Property....................................................26
      3.17 Insurance........................................................27
      3.18 Conduct of Acquiror  Since the Acquiror Balance Sheet Date.......27
      3.19 Personnel Information............................................29
      3.20 Employee Benefits................................................30
      3.21 Severance Arrangements...........................................32
      3.22 Litigation; Decrees..............................................33
      3.23 Compliance With Law; Permits.....................................33
      3.24 Environmental Matters............................................33
      3.25 Tax Matters......................................................34
      3.26 Commissions or Finders Fees......................................35
      3.27 Certain Business  Practices and  Regulations;  Potential
           Conflicts of Interest............................................35
      3.28 Accounts.........................................................36
      3.29 Disclosure.......................................................36

4.    OTHER COVENANTS AND AGREEMENTS........................................36
      4.1  General..........................................................36
      4.2  Target Shareholders Agreement....................................36
      4.3  Acquiror Principal Shareholders Agreement........................36
      4.4  Full Access to Information.......................................36
      4.5  Conduct of Business of Target and Acquiror.......................37
      4.6  Notification.....................................................38
      4.7  Approvals; Filings...............................................38
      4.8  Confidentiality..................................................38
      4.9  Publicity........................................................39
      4.10 Acquisition Proposals............................................39
      4.11 Tax-Free Reorganization..........................................39

      4.12 Reincorporation..................................................40
      4.13 Agreements of Affiliates.........................................40
      4.14 Payment of Expenses..............................................40
      4.15 Board of Directors of Acquiror Following Effective Time..........41
      4.16 Performance of the Audit.........................................41
      4.17 Warrant Proceeds.................................................41

5.    CONDITIONS TO THE MERGER..............................................41
      5.1  Conditions to Each Party's Obligation............................41
      5.2  Conditions Precedent to Obligations of Target....................42
      5.3. Conditions Precedent to Obligations of Acquiror..................43

6.    INTENTIONALLY OMITTED.................................................44

7.    CLOSING...............................................................44
      7.1  Closing Dates....................................................44
      7.2  Documents to be Delivered by Acquiror............................44
      7.3  Documents to be Delivered by Target..............................45
      7.4  Mutual Deliveries................................................45
      7.5  Concurrent Conditions............................................46

8.    NO INDEMNIFICATION....................................................46
      8.1  No Survival......................................................46

9.    TERMINATION...........................................................46
      9.1  Termination Events...............................................46
      9.2  Effect of Termination............................................47

10.   MISCELLANEOUS PROVISIONS..............................................47
      10.1 Specific Performance.............................................47
      10.2 Notices..........................................................47
      10.3 Waiver...........................................................48
      10.4 Entire Agreement and Amendment...................................49
      10.5 Further Assurances...............................................49
      10.6 Governing Law....................................................49
      10.7 Severability.....................................................49
      10.8 Execution in Counterparts........................................49
      10.9 Assignments, Successors and No Third Party Rights................49
      10.10Certain Interpretive Matters and Definitions.....................49
      10.11Jurisdiction and Venue...........................................50
      10.12Dispute Resolution...............................................50

11.   DEFINITIONS...........................................................51
      11.1 Definitions......................................................51
      11.2 Other Definitions................................................57

EXHIBITS
      Exhibit 1.3         Officers and Directors
      Exhibit 1.5         Merger Consideration to Target Shareholders (omitted)
      Exhibit 1.7         Acquiror Amended Warrant
      Exhibit 4.2         Target Shareholders Agreement (omitted)
      Exhibit 4.3         Acquiror Shareholders Agreement (omitted)
      Exhibit 4.13        Acquiror   Shareholder  Lockup  Agreement (omitted)

SCHEDULES (all Schedules omitted)
      Target:
           Schedule 2.1      Foreign Qualification
           Schedule 2.2 Subsidiaries of Target and Jurisdictions of Qualification
           Schedule 2.4      No Violation; Consents
           Schedule 2.5      Ownership of Target's Capital Stock
           Schedule 2.6      Transactions with Certain Persons
           Schedule 2.7      Target Financial Statements
           Schedule 2.10     Liabilities; Accounts Payable
           Schedule 2.11     Contracts and Commitments
           Schedule 2.13     Equipment, Tangible Assets or Properties
           Schedule 2.14     Intellectual Property
           Schedule 2.16     Owned and Leased Real Property
           Schedule 2.17     Insurance Policies
           Schedule 2.18     Conduct of Target Since Interim Balance Sheet Date
           Schedule 2.19     Personnel Information
           Schedule 2.20     Employee Benefit Plans
           Schedule 2.21     Severance Arrangements
           Schedule 2.22     Litigation
           Schedule 2.23     Compliance with Laws; Permits
           Schedule 2.24     Environmental Matters
           Schedule 2.27     Conflicts of Interest
           Schedule 2.28     Accounts

      Acquiror:
      --------
           Schedule 3.1      Foreign Qualification
           Schedule 3.2 Subsidiaries of Acquiror and Jurisdictions of Qualification
           Schedule 3.4      No Violation; Consents
           Schedule 3.5      Ownership  of   Acquiror's   Capital
           Stock
           Schedule 3.6      Transactions with Certain Persons
           Schedule 3.10     Liabilities; Accounts Payable
           Schedule 3.11     Contracts and Commitments
           Schedule 3.13     Equipment, Tangible Assets or Properties
           Schedule 3.14     Intellectual Property
           Schedule 3.16     Owned and Leased Real Property

           Schedule 3.17     Insurance Policies
           Schedule 3.18     Conduct of Acquiror Since Interim
                             Balance Sheet Date
           Schedule 3.19     Personnel Information
           Schedule 3.20     Employee Benefit Plans
           Schedule 3.21     Severance Arrangements
           Schedule 3.22     Litigation
           Schedule 3.23     Compliance with Laws; Permits
           Schedule 3.27     Conflicts of Interest
           Schedule 3.28     Accounts

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION("Agreement"), dated as of August 15, 2001, is entered into by and between Flotek Industries, Inc., an Alberta, Canada corporation ("Acquiror"), Flotek Acquisition Sub, Inc., an Oklahoma corporation ("Sub") and Chemical & Equipment Specialties, Inc., an Oklahoma corporation ("Target"). Acquiror, Sub and Target are referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS

      A. The board of directors of each of Acquiror and Target has determined that it is in the best interests of Acquiror and Target, and their respective shareholders, to approve the acquisition of Target by Acquiror by means of the merger of Sub with and into Target upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

      B. For United States federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that this Agreement constitute a plan of reorganization for purposes of Section 368(a).

      C. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

      D. Terms capitalized but not otherwise defined herein have the meanings ascribed to them in Section 12.

                              TERMS AND CONDITIONS

      In consideration of the foregoing recitals and the mutual covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    THE MERGER.
      ----------

      1.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Sub shall be merged with and into Target in accordance with the provisions of this Agreement.

      1.2 Effect of the Merger. Upon the effectiveness of the Merger, the separate existence of Sub shall cease and Target, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Oklahoma. The Merger shall have the effects specified in this Agreement and the OGCA.

      1.3 Governing Instruments, Directors and Officers of the Surviving Corporation.
           --------------------------------------------------------------

            (a) The certificate of incorporation of Target, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

            (b) The bylaws of Target, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

           (c) At and after the Effective Time, the officers and directors of the Acquiror and Subsidiaries of Acquiror shall be the individuals listed on Exhibit 1.3, until their respective successors have been duly elected or appointed.

      1.4  Effect on Securities.
           --------------------

           (a) Acquiror Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Acquiror Common Stock, Acquiror Preferred Stock, Acquiror Warrant and Acquiror Amended Warrant outstanding immediately prior to the Effective Time and each stock option outstanding prior to the Effective Time shall remain outstanding and continue unaffected by the Merger, and each certificate or other instrument evidencing ownership of any such shares or other securities shall continue to evidence ownership of the same number of shares or other securities of Acquiror.

           (b) Target Securities.
               -----------------

                (i) Target Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Target Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Conversion Number of the shares of validly issued, fully paid and nonassessable Acquiror Common Stock rounded to the nearest whole share. Each share of Target Common Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock to be issued in exchange therefor.

                (ii) Target Treasury Stock. At the Effective Time, by virtue of the Merger, any and all shares of Target Common Stock that are issued and held as treasury stock shall be canceled and retired and shall cease to exist, and no shares of Acquiror Common Stock or other consideration shall be paid or payable in exchange therefor.

                (iii) Options. At the Effective Time, the outstanding options to purchase Target Common Stock shall be converted into the right to acquire the number of shares of Acquiror Common Stock that would have been issued to the holders thereof if the options had been exercised before the Merger under option agreements on the same terms as the existing agreements, with appropriate adjustment to the exercise price.

                (iv) Total. At the Effective Time, Target will have outstanding no more than 1,166,588 shares of Target Common Stock and options to acquire 25,000 shares of Target Common Stock.

           (c) Sub Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, each share of Sub Common Stock shall be converted into one share of common stock of the Surviving Corporation.

      1.5 Payment of the Merger Consideration. Certificates representing the Acquiror Common Stock constituting the Merger Consideration shall be delivered by Acquiror to the Target Shareholders at the Merger Closing in the amounts set forth in Exhibit 1.5 (against surrender by the Target Shareholders of certificates representing Target Common Stock) or as otherwise provided in
Section 1.6 below. The Acquiror Common Stock issued in connection with this Agreement will be "restricted securities" under the Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred by the holder thereof pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Certificates representing the Acquiror Common Stock shall bear a legend indicating such restrictions.

      1.6 Exchange of Certificates; Distributions With Respect to Unexchanged Shares. Target shall use its reasonable best efforts to cause the Target Shareholders to deliver for cancellation at the Merger Closing all certificates representing Target Common Stock outstanding as of the Merger Closing. To the extent any such certificates or agreements are not delivered for cancellation at the Merger Closing, Acquiror shall provide written notice to any non-surrendering Target Shareholder of the effectiveness of the Merger and instructions for surrendering certificates representing such Target Shareholder's shares of Target Common Stock. Until surrendered as provided in this Agreement, each certificate representing Target Common Stock shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender the Merger Consideration as provided by this Agreement and the OGCA. No dividends or other distributions will be paid by Acquiror to the holder of any unsurrendered certificate representing Target Common Stock until such certificate has been duly surrendered. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate representing Target Common Stock, Acquiror shall cause to be delivered to the Person entitled thereto, without interest, the amount of dividends or other distributions theretofore paid with respect to the Acquiror Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

      1.7 Acquiror Preferred Stock and Warrants. The Acquiror will use its reasonable best efforts to cause (i) on or before the Merger Closing Date, Acquiror Principal Shareholders who own Acquiror Preferred Stock to convert the Acquiror Preferred Stock into shares of Acquiror Common Stock based on a conversion price of $0.027 per share of Acquiror Common Stock rather than the conversion price of U.S. $0.03 set forth in the terms of the Acquiror Preferred Stock, (ii) on or before the date which is 30 days after the date of this Agreement (the "Warrant Exercise Date") the holders of Acquiror Warrants to either (a) exercise such Warrants in accordance with their terms (with at least 85% of the outstanding Acquiror Warrants being exercised by cash payments); or
(b) accept an equal number of Amended and Restated Warrants in the form attached hereto as Exhibit 1.7 ("Acquiror Amended Warrants"). If all of the Acquiror Preferred Stock and Acquiror Warrants are not converted or exercised or amended as described above, then (i) for each share of Acquiror Preferred Stock not converted on or before the Merger Closing, the Conversion Number shall be increased such that an additional 0.75 share of Acquiror Common Stock ("Additional Share Number") will be issued pro rata to the Target Shareholders as a group for each share of Acquiror Common Stock that would be issued upon conversion of any Acquiror Preferred Stock not converted before the Merger Closing; (ii) for each Acquiror Warrant not exercised or amended on or before the Warrant Exercise Date, the Conversion Number shall be increased such that an Additional Share Number will be issued pro rata to Target Shareholders as a group for each Acquiror Warrant not exercised or amended. Such adjustments to the Conversion Number, if any, shall be applied before any adjustment required by Section 4.12.

      1.8 Effective Time of the Merger. The Merger shall become effective immediately when a certificate of merger ("Certificate of Merger") in accordance with the OGCA is accepted for filing by the Secretary of State of Oklahoma or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). The Certificate of Merger shall be filed, and the Effective Time shall occur, on the Merger Closing Date immediately after the Merger Closing.

      1.9 Taking of Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Acquiror or Target, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.

2. REPRESENTATIONS AND WARRANTIES OF TARGET. As a material inducement to Acquiror to enter into this Agreement and consummate the transactions contemplated herein, Target represents and warrants to Acquiror, as of the date of this Agreement and as of the Merger Closing Date (as if made on such date), as follows:

      2.1 Organization, Power and Qualification. Target is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. Target has all requisite corporate power and authority to own, lease and operate its Assets and to carry on its business or businesses as presently conducted. Target has delivered to Acquiror complete and correct copies of the Organizational Documents of Target, as currently in effect. Set forth in Schedule 2.1 is a listing of each jurisdiction in which Target is qualified to do business as a foreign corporation. Target is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the Assets owned, leased or operated by it or the nature of the businesses conducted by it.

      2.2 Subsidiaries. Set forth in Schedule 2.2 is a listing of all of the Subsidiaries of Target (the "Target Subsidiaries"). Each Target Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. Target has all requisite corporate power and authority to own, lease and operate its Assets and to carry on its business or businesses as presently conducted. Each Target Subsidiary has delivered to Acquiror complete and correct copies of the Organizational Documents of each Target Subsidiary, as currently in effect. Set forth in Schedule 2.1 is a listing of each jurisdiction in which each Target Subsidiary is qualified to do business as a foreign corporation. Each Target Subsidiary is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the Assets owned, leased or operated by it or the nature of the businesses conducted by it. Target owns 100% of the outstanding equity securities of each Target Subsidiary and Target and each Target Subsidiary have no interest, direct or indirect, and, have no commitment to purchase any interest, direct or indirect, in any other corporation not listed in Schedule 2.2 or in any partnership, joint venture or other business enterprise or entity.

      2.3 Authority; Power; Binding Effect. The execution, delivery and performance of this Agreement by Target have been authorized by all necessary action on the part of Target and Target Shareholders and no other proceedings (corporate or other) on the part of Target are necessary to authorize the execution, delivery and performance of this Agreement. Target has the requisite right, power, authority and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby and to take any and all other actions required to be taken by it pursuant to this Agreement. This Agreement has been duly executed and delivered by Target and, assuming the due execution and delivery of this Agreement by Acquiror, constitutes the legal, valid and binding obligation of Target enforceable against Target in accordance with its terms and conditions.

      2.4 No Violation; Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Target will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement or as set forth in Schedule 2.4:
(a) violate or conflict with any provision of the Organizational Documents of Target or any Target Subsidiary; (b) violate any provision of any law of any Governmental Entity applicable to Target or any Target Subsidiary; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Target or any Target Subsidiary is a party or by which Target or any Target Subsidiary is bound or to which any of its Assets is subject; (d) result in the imposition of any Encumbrance on Target or any Target Subsidiary or any of its Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

      2.5 Ownership of Target's Capital Stock. Target's capital stock consists of 5,000,000 shares of authorized Target Common Stock and 2,500,000 shares of authorized preferred stock, par value $0.01 per share, of which 1,166,588 shares of Target Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. To Target's Knowledge, Target Shareholders are the lawful record and beneficial owners of all of Target's issued and outstanding Target Common Stock, free and clear of any Encumbrances except as set forth on Schedule 2.5, and all of such shares have been duly authorized and are validly issued, fully paid and nonassessable. Schedule 2.5 sets forth the number of shares of Target Common Stock owned of record and beneficially by each of the Target Shareholders. Except as set forth in Schedule 2.5, there are no options, warrants, calls, conversion or other rights, or any agreements or commitments of any nature which obligate the Target or any Target Subsidiary to issue any additional shares of capital stock or any securities convertible into or exchangeable for any such shares of capital stock and no authorization therefor has been given.

      2.6 Transactions with Certain Persons. Except as set forth in Schedule 2.6: (i) neither Target nor any Target Subsidiary owes any amount to, or have any contract with or commitment to, Target Shareholders, or any of Target's, Target Subsidiary's or Target Shareholders' directors, officers, employees, consultants or Affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the Ordinary Course of Business), and none of such persons owes any amount to Target or any Target Subsidiary; and (ii) no part of the Assets of any Target Shareholder or any direct or indirect Affiliate of any Target Shareholder is used by Target or any Target Subsidiary.

      2.7 Financial Statements. True and complete copies of the unaudited consolidated interim balance sheet of Target (the "Target Balance Sheet") as of June 30, 2001 (the "Target Balance Sheet Date") and the related statement of operations through the six months ended June 30, 2001(collectively, the "Target Financial Statements") are attached hereto as Schedule 2.7. The Target Financial Statements have been prepared in accordance with the books and records of Target and Target Subsidiaries and show all material liabilities, required to be shown in accordance with such principles. The Target Financial Statements fairly present the consolidated financial condition of Target as of the Target Balance Sheet Date and fairly present the results of operations and cash flows of Target for the periods indicated (subject to changes resulting from completion of the audit of Target's year end financial statements).

      2.8 Receivables. All receivables (including, without limitation, accounts receivable, loans receivable and advances) of Target which are reflected on the Target Balance Sheet or arising since the date thereof: (a) represent valid and genuine obligations; (b) have arisen solely out of bona fide transactions in the Ordinary Course of Business; and (c) are not subject to any valid defenses, set-offs or counterclaims.

      2.9 Inventory. All Inventory reflected on the Target Balance Sheet, or acquired since the date thereof: (a) was acquired and has been maintained in the Ordinary Course of Business; (b) is of good and merchantable quality; (c) is valued at the lower of cost or market on a first in, first out basis; and (d) is not subject to any write-down or write-off. Except for items of Inventory in transit from the vendor thereof and items of Inventory which are off-site for repair or preparation for sale in the Ordinary Course of Business, all Inventory is located at the Owned Real Property or Leased Real Property.

      2.10 Absence of  Undisclosed  Liabilities;  List of Accounts Payable.
           ---------------------------------------------------------------

           (a) Except as set forth in Schedule 2.10, Target and each Target Subsidiary have no Liabilities except:

                (i) those Liabilities reflected or reserved against on the face of the Target Balance Sheet (excluding the notes thereto) and not heretofore paid or discharged in the Ordinary Course of Business;

                (ii) Liabilities arising in the Ordinary Course of Business under any agreement, contract, commitment, lease or plan specifically set forth in Schedule 2.11 (or not required to be disclosed under Section 2.11 because of the term or amount involved); and

                (iii) current Liabilities incurred in the Ordinary Course of Business since the Target Balance Sheet Date.

           (b) Schedule 2.10 sets forth as of May 31, 2001 a complete and accurate list of Target's and each Target Subsidiary's accounts payable, including the name, vendor identification, and, to Target's Knowledge, the amount owed to each Person as of the date of the Target Financial Statements other than amounts payable to Personnel of Target in the Ordinary Course of Business.

      2.11 Contracts and Commitments.
           -------------------------

           (a) Except as set forth in Schedule 2.11, Target and each Target Subsidiary are not a party to (or otherwise bound by) any written or oral:

                (i) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third-party involving payments in excess of $50,000, excluding purchase orders in the Ordinary Course of Business;

                (ii)  agreement,  contract or  commitment to sell or
           supply  products  or  to  perform   services   involving
           payments in excess of $50,000;

                (iii) agreement, contract or commitment for any capital expenditure or leasehold improvement in excess of $50,000;

                (iv) agreement, contract, or commitment for the sale or disposition of any Assets involving payments in excess of $50,000;

                (v) lease under which Target is either lessor or lessee involving payments in excess of $50,000;

                (vi) any other agreement, contract or commitment involving payments in excess of $50,000;

                (vii) note, debenture, bond, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

                (viii) distribution, representative or sales agency agreement, contract or commitment;

                (ix) agreement, contract or commitment for any charitable or political contribution;

                (x) agreement, contract or commitment limiting or restraining Target or any successor thereto from engaging or competing in any manner or in any business, nor, to Target's Knowledge, is any employee of Target subject to any such agreement, contract or commitment;

                (xi) agreement, contract or commitment for a joint venture or other arrangement that has or is expected to involve a sharing of profits or expenses with other Persons;

                (xii) agreement of indemnification;

                (xiii) license or other agreements which relate in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how (other than nonexclusive software licenses granted to Target in connection with the use of commercially available pre-packaged software); or

                (xiv) agreement, contract or commitment not made in the Ordinary Course of Business.

           (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in Schedule 2.11 (or not required to be listed thereon because of the terms thereof), is enforceable in accordance with its terms. Except as set forth in Schedule 2.11, Target or each Target Subsidiary is, and, to Target's Knowledge, all other parties thereto are, in compliance with the provisions thereof and, to Target's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder or a breach of a representation or warranty set forth therein. Target has delivered to Acquiror true, correct and complete copies of each of the written, and a correct and complete summary of each of the oral, agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in Schedule 2.11.

      2.12 Title to Assets. Target and each Target Subsidiary have and, following the Merger Closing, the Surviving Corporation and each Target Subsidiary will have, good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Encumbrances excepting only (i) the Liabilities expressly reflected or reserved against on the face of the Target Balance Sheet (rather than any notes thereto) and (ii) Permitted Encumbrances.

      2.13 Condition and Location of Assets. The Assets of Target and each Target Subsidiary are in good operating condition and repair, subject to normal wear and maintenance, are adequate and usable in the Ordinary Course of Business and, to Target's Knowledge, materially conform to all applicable Laws and Permits relating to their construction, use and operation. No Person other than Target or a Target Subsidiary owns any equipment or other tangible assets or properties situated on the premises of Target or a Target Subsidiary which is necessary to the operation of the business of Target or a Target Subsidiary, except for items leased pursuant to contracts set forth in Schedule 2.11 and any other items set forth in Schedule 2.13. All of the tangible Assets of Target or any Target Subsidiary are located on the Owned Real Property or Leased Real Property.

      2.14 Intellectual Property. Schedule 2.14 contains a complete and accurate list of all of the Intellectual Property owned or licensed by Target or any Target Subsidiary ("Target Intellectual Property"). Except as set forth in
Schedule 2.14: (i) Target or a Target Subsidiary owns royalty free the entire right, title and interest in and to the Target Intellectual Property (including, without limitation, the right to use and license the same); and (ii) there are no pending or, to the Knowledge of Target, threatened actions of any nature affecting the Target Intellectual Property. Schedule 2.14 lists all notices or claims received by Target or a Target Subsidiary which claim infringement, interference with, misappropriation or violation of any Target Intellectual Property rights of third parties. Target has delivered to Acquiror true, correct and complete copies of all agreements, contracts, licenses, commitments, leases and other documents evidencing, representing or covering the Target Intellectual Property and the Target Software (as defined below) and the maintenance and support thereof.

      2.15 Software. Target has delivered to Acquiror complete and correct copies of all material user and technical documentation related to the computer software of Target or a Target Subsidiary included in the Target Intellectual Property (the "Target Software"). The Target Software contains all current revisions of such Target Software, is properly licensed in favor of Target or a Target Subsidiary, is assignable by Target to the Surviving Corporation (if owned or licensed by Target) and performs in accordance with the documentation and other written materials provided in connection therewith.

      2.16 Real Property.
           -------------

           (a)  Owned Real Property.   Target   or   a   Target
      Subsidiary owns the legal or beneficial interest in the Real Property identified in Schedule 2.16.

           (b)  Leased   Real   Property.   Target   or  a   Target
      Subsidiary leases the real property identified in Schedule 2.16. With respect to the Leased Real Property:

                (i) Each Real Property Lease is, and at the Merger Closing shall be, in full force and effect and has not been assigned or further modified, supplemented or amended; neither Target or the applicable Target Subsidiary nor the landlord or sublandlord under any Real Property Lease is in default under any of the Real Property Leases; and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Real Property Lease to terminate any Real Property Lease;

                (ii) After the Merger Closing, the Surviving Corporation and the applicable Target Subsidiary shall receive and enjoy all right, title and interest of Target or the applicable Target Subsidiary in and to all Real Property Leases and Leased Real Property;

                (iii) Other than Target or a Target Subsidiary, no Person will be leasing, using or occupying the leased premises covered by the Real Property Leases or any part thereof as of the Merger Closing Date;

                (iv) The Leased Real Property is not subject to any sublease or grant by Target or any Target Subsidiary to any Person of any right to the use, occupancy or enjoyment of the property or any portion thereof, whether such right currently exists or may arise in the future;

                (vi) All rents and other amounts payable by Target or any Target Subsidiary with respect to the Leased Real Property currently due have been paid, and at the Merger Closing shall have been paid; and

                (vii) To Target's Knowledge, the Leased Real Property and the present uses thereof comply with all Laws of all Governmental Entities having jurisdiction over the Leased Real Property and all restrictive covenants affecting the Leased Real Property, and Target or any Target Subsidiary have received no notices, oral or written, from any Governmental Entity, and has no reason to believe, that the Leased Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of any Governmental Entity having jurisdiction over the Leased Real Property or any restrictive covenants affecting the Leased Real Property.

      2.17 Insurance.
           ---------

           (a) Schedule 2.17 sets forth a list identifying the insurer and policy number of each material insurance policy (including policies providing property, casualty, liability, title, life, business interruption and workers' compensation coverage and bond and surety arrangements) with respect to which Target or any Target Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage and contains a true and accurate copy of each such policy.

           (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither Target or the applicable Target Subsidiary nor, to Target's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof. Target and the Target Subsidiaries have no self-insurance arrangements.

      2.18 Conduct of Target Since the Target Balance Sheet Date. Except as set forth in Schedule 2.18, or as otherwise approved by Acquiror between the date hereof and the Merger Closing, since the Target Balance Sheet Date, Target and each Target Subsidiary have conducted their business only in the Ordinary Course of Business and have not, except in the Ordinary Course of Business:

           (a) incurred any Liabilities or assumed, guaranteed, endorsed or otherwise become responsible for the Liabilities of any Person, or discharged or satisfied any Encumbrance, or paid any Liability, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to Target or any Target Subsidiary or any of their Assets;

           (b) sold,  encumbered,   assigned  or  transferred  any
      Assets, or made any contract or agreement for any of the foregoing;

           (c) created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its Assets to any Encumbrance, except for Permitted Encumbrances;

           (d) made or suffered any amendment or termination prior to the stated expiration of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debt or claim held by it or waived any right of material value;

           (e) declared or paid any dividends on or made other distributions in respect of any of its capital stock; split, combined or reclassified any of its capital stock or issued or authorized or proposed the issuance of any shares of capital stock (other than as disclosed in Schedule 2.5), other securities in respect of, in lieu of or in substitution for shares of capital stock, or repurchased, redeemed or otherwise acquired, any shares of its capital stock;

           (f) received notice or had Knowledge of any actual or threatened labor trouble, or other occurrence, event or condition of any similar character which has had or might have a material adverse effect on its business, operations, Assets, prospects or condition (financial or otherwise);

           (g) made any agreement, contract or commitment, including an agreement to purchase or lease Assets, which includes an aggregate payment or commitment on the part of either party of more than $50,000;

           (h) increased the salaries or other compensation of any Personnel or made any increase in, or any addition to, other benefits to which any of its Personnel may be entitled by formula or otherwise or as may be required under employment or severance agreements in effect on the date of this Agreement;

           (i) except as set forth in clause (h) above, instituted, granted or modified in any respect any (A) bonus, incentive compensation, service award, severance or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Personnel of Target or any Target Subsidiary, (B) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Target or any Target Subsidiary for any Personnel of Target or any Target Subsidiary, or (C) new written employment agreement with any Personnel engaged in the business of Target or any Target Subsidiary to which Target or any Target Subsidiary is a party which cannot be terminated at will;

           (j) made any advance (excluding advances for ordinary and necessary business expenses) or loan to any of its Personnel;

           (k)  extended   credit   in  the   sale  of   Inventory,
      services, collection of receivables or otherwise;

           (l) amended the Organizational Documents of Target or any Target Subsidiary; or

           (m) suffered any material adverse change in its business, operations, assets, prospects, of condition (financial or otherwise).

      2.19 Personnel Information.
           ---------------------

           (a) Except as set forth in Schedule 2.19, Target and each Target Subsidiary are not a party to, do not have any obligation with respect to, and are not bound by any employment or consulting agreement or any collective bargaining agreement or other labor or employment agreement, or any incentive compensation, change in control, severance, personal or sick days or paid time off, contract, policy, plan or arrangement with respect to any Personnel or director of Target or any Target Subsidiary or other Person (the "Employee Arrangements").

           (b) Schedule 2.19 contains a complete and accurate list of all individuals employed by Target or any Target Subsidiary, including name, date of hire, job title and rate of hourly pay or salary. Schedule 2.19 also contains a complete and accurate list of all individuals, if any, to whom offers of employment have been made but not yet accepted, including anticipated date of hire and a description of material compensation arrangements offered to such individual (other than Employee Benefit Plans set forth in Schedule 2.20).

           (c) Target and each Target Subsidiary have no plans or arrangements contemplating or requiring Target or any Target Subsidiary to provide to any retired employee or director of Target or any Target Subsidiary, or their dependents, any benefits in the future, including, without limitation, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, or other benefits.

           (d) Target and each Target Subsidiary have not agreed to recognize any union, employee organization, or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any of Target's or any of Target Subsidiary's employees; there has been no organizational effort made or, to the Knowledge of Target, threatened by or on behalf of any labor union or other employee organization with respect to employees of Target or any Target Subsidiary within the preceding three (3) years; and there is no labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of Target, threatened against or affecting Target or any Target Subsidiary.

           (e) Except as listed or set forth in Schedule 2.19, Target and each Target Subsidiary, with respect to its Personnel: (i) have no written personnel policy applicable to any Personnel, (ii) are in material compliance with all applicable Laws regarding employment and employment practices, including, without limitation ERISA and those laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers' compensation and is not engaged in any unfair labor practices, (iii) have no unfair labor practice charges pending or, to the Knowledge of Target, threatened against it in or before the National Labor Relations Board, (iv) have no grievances pending or, to the Knowledge of Target, threatened against it, (v) have no charges or complaints pending or, to the Knowledge of Target, threatened before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices, and (vi) have no private agreement restricting Target or any Target Subsidiary from relocating, closing or terminating any of its facilities.

      2.20 Employee Benefits.
           -----------------

           (a) Attached hereto and made a part hereof are Schedules, identified below, which list all employee benefit plans within the three-year period before the date of this Agreement, (i) which are or have been maintained or administered by Target, any Target Subsidiary or any ERISA Affiliate,
      (ii) to which Target or any Target Subsidiary or any ERISA Affiliate contributes or contributed, or is or was legally obligated to contribute, or (iii) under which Target or any Target Subsidiary or any ERISA Affiliate has or had any liability with respect to its current or former
      Personnel:

                (i) Schedule 2.20 contains a list of each "employee welfare benefit plan" (as defined in ERISA Section 3) (collectively, the "Welfare Plans");

                (ii) Schedule 2.20 contains a list of each "employee pension benefit plan" (as defined in ERISA Section 3) (collectively, the "Pension Plans");

                (iii) Schedule 2.20 contains a list of each employee benefit plan, program, arrangement, agreement, policy or commitment, whether insured or uninsured, funded or unfunded, that is not a Welfare Plan or Pension Plan, relating to deferred compensation, bonus or compensation in addition to regular pay or wages, stock-related compensation, severance, unemployment, flexible benefits, disability, vacation, sickness, leave of absence, fringe benefits, employee awards, educational assistance or reimbursement, employee discounts, excess benefits, rabbi, secular or vesting trust, child or dependent care, long-term and nursing home care, and profit sharing (collectively, the "Employee Plans").

      Solely for purposes of this Section 2.20, "ERISA Affiliate" means any Person which together with Target would be treated as a single employer under Code Section 414. Schedule 2.20 sets forth the names of each such ERISA Affiliate. Solely for purposes of this Section 2.20, the Employee Plans, Welfare Plans and Pension Plans are collectively referred to as "Employee Benefit Plans."

           (b) Except as set forth in Schedule 2.20: (i) each Pension Plan is qualified under Code Section 401, and any trust maintained pursuant thereto is exempt from federal income taxation under Code Section 501;
      (ii) the Welfare Plans and Employee Plans, and all trust agreements, custodial agreements, insurance or annuity contracts thereunder, have been maintained, in all material respects, in accordance with their terms and applicable Law; (iii) Target and each Target Subsidiary have complied with respect to each Employee Benefit Plan, in all material respects, with the reporting, notice and disclosure requirements of ERISA; (iv) no plan fiduciary, "party in interest" or "disqualified person" has engaged in a "prohibited transaction" within the meaning of ERISA Section 406 or Code
      Section 4975 which has or will result in any penalty or Tax under ERISA
      Section 502(i) or Code Sections 4975 and 4976 to Target, any Target Subsidiary or any ERISA Affiliate, or any director, officer or employee of Target or any ERISA Affiliate; (v) all of the Employee Benefit Plans comply currently both as to form (to the extent required by Code Section 401(b)) and operation, in all material respects, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; and (vi) a favorable determination as to the qualification under Code Section 401(a) has been made by the IRS with respect to each Pension Plan, and to the Knowledge of Target, nothing has occurred since the date of such determination that would adversely affect such qualification. Neither Target, any Target Subsidiary nor any ERISA Affiliate has during the preceding six (6) years made or had an obligation to make contributions to any benefit plan set forth in ERISA Sections 4001(a)(3), 4062, 4063 or 4064.

           (c) With respect to each Pension Plan, the funding method used in connection with such Pension Plan has at all times satisfied and will as of the Merger Closing Date satisfy any and all requirements under ERISA or the Code. Except as set forth in Schedule 2.20, there is as of the date hereof no "accumulated funding deficiency" (as defined in ERISA Section 302(a)(2) and Code Section 412(a)), whether or not waived, which exists with respect to any plan year of any Pension Plan.

           (d) All contributions required to have been made under any Employee Benefit Plans or any Law (without regard to any waivers granted under Code
      Section 412) to any trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extensions).

           (e) With respect to each Employee Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Acquiror: (i) the most recent plan and related trust documents, agency agreements, custodial agreements, insurance or annuity contracts, and any other funding instruments, and all amendments thereto;
      (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter and any IRS Private Letter Ruling applicable to such Employee Benefit Plan; (v) the most recent actuarial reports (including reports prepared for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112); and
      (vi) all minutes of the governing body or committee of Target, any Target Subsidiary and each ERISA Affiliate relating to each such plan; (vii) filings with, or reports to, the PBGC; (viii) each advisory opinion, private exemption or other letter from the United States Department of Labor or PBGC applicable to such Employee Benefit Plan; and (ix) all information relating to the termination, merger or curtailment of any Employee Benefit Plan of Target or any Target Subsidiary occurring in any of the five (5) calendar years preceding the date of this Agreement.

           (f) Except as set forth in Schedule 2.20, there are no pending or, to the Knowledge of Target, threatened actions, lawsuits, claims for benefits (except in the ordinary course of administration), proceedings, investigations, audits, or arbitrations, as of the date of this Agreement and as of the Merger Closing Date, involving any Employee Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan.

           (g) Target, each Target Subsidiary and each ERISA Affiliate have complied with the requirements of COBRA and the rules and regulations thereunder. Target has furnished to Acquiror a list of: (i) all individuals who have elected or who are eligible to elect COBRA continuation coverage under any of the Welfare Benefit Plans, and (ii) the dates of each qualifying event and COBRA continuation coverage periods for each such individual.

           (h) Neither Target, each Target Subsidiary nor any ERISA Affiliate has any leased employees within the meaning of Code Section 414(n) nor any employees within the meaning of the regulations under Code Section 414(o). Except as set forth in Schedule 2.20, none of the employees of Target, any Target Subsidiary or any ERISA Affiliate is a member of, nor is any Employee Benefit Plan maintained in connection with, any voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9) which is maintained, sponsored or contributed to by Target, any Target Subsidiary or any ERISA Affiliate.

           (i) No condition, fact, or circumstance exists, or will exist at the Merger Closing, which would prevent Target, any Target Subsidiary or any ERISA Affiliate from amending or terminating any Employee Benefit Plan with respect to any current, former or retired Personnel or independent contractor of Target, any Target Subsidiary or any ERISA Affiliate except under the terms of any collective bargaining agreement set forth in
      Schedule 2.20.

           (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any Personnel (current, former or retired) of Target or any Target Subsidiary; (ii) increase any benefits under any Employee Benefit Plan or any arrangement set forth in Section 2.20; or
      (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      2.21 Severance Arrangements. Without limiting Section 2.20 above, except as set forth in Schedule 2.22, Target and each Target Subsidiary have not entered into any severance or similar arrangement in respect of any present or former Personnel that shall result in any obligation (absolute or contingent) of Target, any Target Subsidiary, Acquiror, any Acquiror Subsidiary or the Surviving Corporation to make any payment to any present or former Personnel following termination of employment, including the termination of employment effected by the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not trigger any severance or similar arrangement of Target or any Target Subsidiary payable by Acquiror or the Surviving Corporation after the Merger Closing.

      2.22 Litigation; Decrees. To Target's Knowledge, there are no judicial or administrative actions, proceedings or investigations pending or threatened that question the validity of this Agreement or any action taken or to be taken by Target, any Target Subsidiary or the Target Shareholders in connection with this Agreement. Except as set forth in Schedule 2.22: (i) there are no lawsuits, claims, administrative or other Proceedings or investigations pending or, to Target's Knowledge, threatened by, against or affecting Target, any Target Subsidiary or any of their Assets; and (ii) there are no judgments, orders or decrees of any Governmental Entity binding on Target or any of their Assets.

      2.23 Compliance With Law; Permits. To Target's Knowledge, except as set forth in Schedule 2.23, Target and each Target Subsidiary have materially complied with each Law of any Governmental Entity to which Target, any Target Subsidiary or their business, operations or Assets is subject (including, without limitation, any federal, state or local Laws, relating to network marketing, business opportunities, franchising, lottery, pyramid schemes or similar laws) and are not currently in violation, or alleged by any Governmental Entity to have violated, of any of the foregoing. Target and each Target Subsidiary own, hold, possess or lawfully use in the operation of its business all Permits which are required for it to conduct its business as now conducted or for the ownership and use of the Assets, in material compliance with all Laws.

      2.24 Environmental Matters.
           ---------------------

           (a) Target and each Target Subsidiary have complied and is in compliance, each case in all material respects, with all Environmental Laws applicable to the ownership, use and/or operation of Target's or the Target Subsidiary's Assets or business;

           (b) (i) Target and each Target Subsidiary have obtained and currently maintain all Environmental Permits required by applicable Environmental Laws for Target's or the Target Subsidiary's business and operations, and Target and each Target Subsidiary are in compliance in all material respects with such Environmental Permits; (ii) there are no judicial or administrative actions, proceedings or investigations pending or, to Target's Knowledge, threatened, to revoke or materially modify the terms of any such Environmental Permits; and (iii) Target and each Target Subsidiary have not been notified by any Governmental Entity or Person that Target or the Target Subsidiary does not have all Environmental Permits required for the current use or operation of any of their Assets or Target's or the Target Subsidiary's business;

           (c) There are no judicial or administrative actions, proceedings, inquiries or investigations pending or, to Target's Knowledge, threatened, against Target or any Target Subsidiary alleging the violation of any Environmental Law or the terms of any Environmental Permit;

           (d) To Target's Knowledge, Target and each Target Subsidiary are not subject to any Environmental Costs and Liabilities as respects any violation of any applicable Environmental Law concerning the generation, storage, treatment, disposal or release of Hazardous Materials, and, to Target's Knowledge, no facts or circumstances exist which could subject Target or any Target Subsidiary to any Environmental Costs and Liabilities concerning the generation, storage, treatment, disposal or Release of Hazardous Materials;

           (e) To Target's Knowledge, there are no Hazardous Materials present in violation of any applicable Environmental Law at, on, in or under the Owned Real Property, Leased Real Property or any geologically or hydrologically adjoining property; and

           (f) Target has provided for Acquiror's review true and complete copies of all Environmental Permits issued to Target or any Target Subsidiary, and any and all written reports, studies, analyses, surveys, assessments, tests and sampling results in Target's or any Target Subsidiary's possession or under Target's or any Target Subsidiary's control pertaining to Hazardous Materials at, in, on or under the Leased Real Property, or concerning the Leased Real Property's compliance with Environmental Laws, or the compliance by Target or any Target Subsidiary or any other person or entity for whose conduct Target or any Target Subsidiary is or may be held responsible with Environmental Laws.

      2.25 Tax Matters. Target and each Target Subsidiary have duly filed all material federal, state and local income, franchise, excise, real and personal property and other Tax Returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Target or any Target Subsidiary prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed. All of the foregoing returns and reports are true and correct in all material respects, and Target and each Target Subsidiary have paid, or prior to the Effective Time will pay all Taxes in excess of $10,000 in the aggregate, whether or not shown on such returns or reports, as being due or claimed to be due to any Governmental Entity and Target and each Target Subsidiary has paid and will pay all installments of estimated taxes due on or before the Effective Time. Target and each Target Subsidiary have paid or made adequate provision in accordance with GAAP in Target's Financial Statements for all Taxes payable in respect of all periods ending on or prior to the date of this Agreement and will have made or provided for all Taxes payable in respect of all periods ended on or prior to the Merger Closing Date. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled. Target and each Target Subsidiary have paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in Target's Financial Statements have been established or which are being contested in good faith. There are no claims or assessments pending against Target or any Target Subsidiary for any alleged deficiency in any Tax, and Target has not been notified in writing of any proposed Tax claims or assessments against Target or any Target Subsidiary. To Target's Knowledge, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Acquiror, Target, or any Target Subsidiary by reason of Section 280G of the Code.

      2.26 Commissions or Finders Fees. Neither Target, any Target Subsidiary nor any Person acting on behalf of Target or any Target Subsidiary has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

      2.27 Certain Business Practices and Regulations; Potential Conflicts of Interest.
           -------------------------------------------------------

           (a) To Target's Knowledge, neither Target, any Target Subsidiary nor any Personnel or any other Person acting on behalf of Target or any Target Subsidiary has made any unlawful payment which might subject Target or any Target Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding which could have a material adverse effect on Target's or any Target Subsidiary's business, operations, Assets, prospects or condition (financial or otherwise).

           (b) Except as set forth in Schedule 2.27, no officer or director of Target or any Target Subsidiary nor, to Target's knowledge, any other Target Shareholder or employee of Target or any Target Subsidiary or any Person controlled by any of the foregoing (i) owns, directly or indirectly, any interest in, or is a director, officer, employee, consultant or agent of, any Person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the business of Target or any Target Subsidiary, (ii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to Target or any Target Subsidiary, or (iii) is a party to any contract or agreement or participates in any arrangement, written or oral, pursuant to which Target or any Target Subsidiary provides services of any nature to any such Person, otherwise than in his capacity as an employee of Target or a Target Subsidiary. Except for transactions in the Ordinary Course of Business and except as set forth in Schedule 2.27, there are no transactions presently pending or planned, or initiated since the Target Balance Sheet Date, between Target or any Target Subsidiary and any officer or director of Target or a Target Subsidiary or, to Target's knowledge, any other Target Shareholder or employee of Target or a Target Subsidiary or any Person controlled by any of the foregoing, including any contract, agreement or other arrangement (x) providing for the furnishing of services by Target or any Target Subsidiary, (y) providing for the rental of real or personal property of Target or any Target Subsidiary, or
      (z) otherwise requiring payments from Target or any Target Subsidiary (other than for services as officers or directors of Target) to any such Person.

           (c) Neither Target, any Target Subsidiary or to Target's Knowledge, directors, officers or employees of Target or any Target Subsidiary has engaged in any business practice (i) which may be considered dishonest or unethical or (ii) not in compliance with industry custom and standards, in connection with any of the operations of Target or any Target Subsidiary.

      2.28 Accounts. Schedule 2.28 sets forth a list of all cash, deposit, money market or securities accounts maintained by Target or any Target Subsidiary at any bank, brokerage firm or similar entity and the names of the authorized signatories.

      2.29 Disclosure. With respect to this Agreement, the Schedules and Exhibits to this Agreement and the other agreements contemplated by this Agreement, to the Knowledge of Target, Target has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


3. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. As a material inducement to Target to enter into this Agreement and consummate the transactions contemplated herein, Acquiror represents and warrants to Target, as of the date of this Agreement and as of the Merger Closing Date (as if made on such date), as follows:

      3.1 Organization, Power and Qualification. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the province of Alberta, Canada. Acquiror has all requisite corporate power and authority to own, lease and operate its Assets and to carry on its business or businesses as presently conducted. Acquiror has delivered to Target complete and correct copies of the Organizational Documents of Acquiror, as currently in effect. Set forth in Schedule 3.1 is a listing of each jurisdiction in which Acquiror is qualified to do business as a foreign corporation. Acquiror is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the Assets owned, leased or operated by it or the nature of the businesses conducted by it.

      3.2 Subsidiaries. Set forth in Schedule 3.2 is a listing of all of the Subsidiaries of Acquiror, including Sub, (the "Acquiror Subsidiaries") and the jurisdiction of incorporation. Each Acquiror Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Acquiror Subsidiary has all requisite corporate power and authority to own, lease and operate its Assets and to carry on its business or businesses as presently conducted. Each Acquiror Subsidiary has delivered to Target complete and correct copies of the Organizational Documents of each Acquiror Subsidiary, as currently in effect. Set forth in
Schedule 3.2 is a listing of each jurisdiction in which each Acquiror Subsidiary is qualified to do business as a foreign corporation. Each Acquiror Subsidiary is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the Assets owned, leased or operated by it or the nature of the businesses conducted by it. Except as otherwise indicated in Schedule 3.2, Acquiror owns 100% of the outstanding equity securities of each Acquiror Subsidiary and Acquiror and each Acquiror Subsidiary have no interest, direct or indirect, and, have no commitment to purchase any interest, direct or indirect, in any other corporation not listed on Schedule 3.2 or in any partnership, joint venture or other business enterprise or entity.

      3.3 Authority; Power; Binding Effect. The execution, delivery and performance of this Agreement by Acquiror and Sub have been authorized by all necessary action on the part of Acquiror and Sub and no other proceedings (corporate or other) on the part of Acquiror or Sub are necessary to authorize the execution, delivery and performance of this Agreement. Acquiror and Sub have the requisite right, power, authority and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby and to take any and all other actions required to be taken by them pursuant to this Agreement. This Agreement has been duly executed and delivered by Acquiror and, assuming the due execution and delivery of this Agreement by Target, constitutes the legal, valid and binding obligation of Acquiror and Sub enforceable against them in accordance with its terms and conditions.

      3.4 No Violation; Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Acquiror will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement or as set forth in Schedule 3.4:
(a) violate or conflict with any provision of the Organizational Documents of Acquiror or any Acquiror Subsidiary; (b) violate any provision of any law of any Governmental Entity applicable to Acquiror or any Acquiror Subsidiary; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any Acquiror Subsidiary is bound or to which any of its Assets is subject; (d) result in the imposition of any Encumbrance on Acquiror or any Acquiror Subsidiary or any of its Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

      3.5 Capital Stock. Acquiror capital stock consists of (i) an unlimited number of authorized shares of Acquiror Common Stock, of which 68,666,176 shares are issued and outstanding; (ii) an unlimited number of authorized shares of first preferred stock of which 2,365.27 shares have been designated Series A Convertible Preferred Stock, and 2,089.075 of which are issued and outstanding. Acquiror also has outstanding 70,466,375 Acquiror Warrants. To Acquiror's Knowledge, the Acquiror Principal Shareholders are the lawful record and beneficial owners of all of the outstanding Acquiror Preferred Stock and the Acquiror Warrants, free and clear of any Encumbrances. Except as set forth on
Schedule 3.5, all of the shares of Acquiror Common Stock and Acquiror Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. Schedule 3.5 sets forth the number of shares of Acquiror Common Stock, Acquiror Preferred Stock and Acquiror Warrants owned of record and beneficially by each of the Acquiror Principal Shareholders. Except for the Acquiror Warrants and as set forth in Schedule 3.5, there are no options, warrants, calls, conversion or other rights, or any agreements or commitments of any nature which obligate the Acquiror or any Acquiror Subsidiary to issue any additional shares of capital stock or any securities convertible into or exchangeable for any such shares of capital stock and no authorization therefor has been given.

      3.6 Transactions with Certain Persons. Except as set forth in Schedule 3.6: (i) Neither Acquiror nor any Acquiror Subsidiary owes any amount to, or have any contract with or commitment to, Acquiror Principal Shareholders, or any of Acquiror's, Acquiror Subsidiary's or Acquiror Shareholders' directors, officers, employees, consultants or Affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the Ordinary Course of Business), and none of such persons owes any amount to Acquiror or any Acquiror Subsidiary; and (ii) no part of the Assets of any Acquiror Principal Shareholder or any direct or indirect Affiliate of any Acquiror Principal Shareholder is used by Acquiror or any Acquiror Subsidiary.

      3.7 Commission Documents and Other Reports. Acquiror has filed all periodic reports required to be filed by it with the Commission (the "Acquiror Commission Documents"). As of their respective dates, the Acquiror Commission Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and none of the Acquiror Commission Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the last filed Acquiror Commission Document, Acquiror has not suffered a material adverse change in its condition (financial or otherwise). The consolidated financial statements of Acquiror included in the Acquiror Commission Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the regulations of the Commission) consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of Acquiror and its consolidated subsidiaries as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal non-material changes resulting from audit, customary year-end adjustments and the absence of footnote disclosure. The latest balance sheet included in the Acquiror Commission Documents shall be the Acquiror Balance Sheet as of February 28, 2001(the "Acquiror Balance Sheet Date") and the related statements of operations and cash flows for the year then ended shall collectively be the "Acquiror Financial Statements".

      3.8 Receivables. All receivables (including, without limitation, accounts receivable, loans receivable and advances) of Acquiror which are reflected on the Acquiror Balance Sheet or arising since the date thereof: (a) represent valid and genuine obligations; (b) have arisen solely out of bona fide transactions in the Ordinary Course of Business; and (c) are not subject to any valid defenses, set-offs or counterclaims.

      3.9 Inventory. All Inventory reflected on the Acquiror Balance Sheet, or acquired since the date thereof: (a) was acquired and has been maintained in the Ordinary Course of Business; (b) is of good and merchantable quality; (c) is valued at the lower of cost or market on a first in, first out basis; and (d) is not subject to any write-down or write-off. Except for items of Inventory in transit from the vendor thereof and items of Inventory which are off-site for repair or preparation for sale in the Ordinary Course of Business, all Inventory is located at the Owned Real Property or Leased Real Property.

      3.10 Absence of  Undisclosed  Liabilities;  List of Accounts Payable.
           ---------------------------------------------------------------

           (a) Except as set forth in Schedule 3.10, Acquiror and each Acquiror Subsidiary have no Liabilities except:

                (i) those Liabilities reflected or reserved against on the face of the Acquiror Balance Sheet (excluding the notes thereto) and not heretofore paid or discharged in the Ordinary Course of Business;

                (ii) Liabilities arising in the Ordinary Course of Business under any agreement, contract, commitment, lease or plan specifically set forth in Schedule 3.10 (or not required to be disclosed under Section 3.10 because of the term or amount involved); and

                (iii) current Liabilities incurred in the Ordinary Course of Business since the Acquiror Balance Sheet Date.

           (b) Schedule 3.10 sets forth as of May 31, 2001 a complete and accurate list of Acquiror's and Acquiror Subsidiary's accounts payable, including the name, vendor identification, and, to Acquiror's Knowledge, the amount owed to each Person as of the date of the Acquiror Financial Statements other than amounts payable to Personnel of Acquiror in the Ordinary Course of Business.

      3.11 Contracts and Commitments.
           -------------------------

           (a) Except as set forth in Schedule 3.11, Acquiror and each Acquiror Subsidiary are not a party to (or otherwise bound by) any written or oral:

                (i) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third-party involving payments in excess of $50,000, excluding purchase orders in the Ordinary Course of Business;

                (ii)  agreement,  contract or  commitment to sell or
           supply  products  or  to  perform   services   involving
           payments in excess of $50,000;

                (iii) agreement, contract or commitment for any capital expenditure or leasehold improvement in excess of $50,000;

                (iv) agreement, contract, or commitment for the sale or disposition of any Assets involving payments in excess of $50,000;

                (v) lease under which Acquiror is either lessor or lessee involving payments in excess of $50,000;

                (vi) any other agreement, contract or commitment involving payments in excess of $50,000;

                (vii) note, debenture, bond, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

                (viii) distribution,   representative  or  sales
           agency agreement, contract or commitment;

                (ix) agreement, contract or commitment for any charitable or political contribution;

                (x) agreement, contract or commitment limiting or restraining Acquiror or any successor thereto from engaging or competing in any manner or in any business, nor, to Acquiror's Knowledge, is any employee of Acquiror subject to any such agreement, contract or commitment;

                (xi) agreement, contract or commitment for a joint venture or other arrangement that has or is expected to involve a sharing of profits or expenses with other Persons;

                (xii) agreement of indemnification;

                (xiii) license or other agreements which relate in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how (other than nonexclusive software licenses granted to Acquiror in connection with the use of commercially available pre-packaged software); or

                (xiv) agreement, contract or commitment not made in the Ordinary Course of Business.

           (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in Schedule 3.11 (or not required to be listed thereon because of the terms thereof), is enforceable in accordance with its terms. Except as set forth in Schedule 3.11, Acquiror or each Acquiror Subsidiary is, and, to Acquiror's Knowledge, all other parties thereto are, in compliance with the provisions thereof and, to Acquiror's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder or a breach of a representation and warranty therein. Acquiror has delivered to Target true, correct and complete copies of each of the written, and a correct and complete summary of each of the oral, agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in Schedule 3.11.

      3.12 Title to Assets. Acquiror and each Acquiror Subsidiary have and, following the Merger Closing, the Surviving Corporation and each Acquiror Subsidiary will have, good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Encumbrances excepting only (i) the Liabilities expressly reflected or reserved against on the face of the Acquiror Balance Sheet (rather than any notes thereto) and (ii) Permitted Encumbrances.

      3.13 Condition and Location of Assets. The Assets of Acquiror and each Acquiror Subsidiary are in good operating condition and repair, subject to normal wear and maintenance, are adequate and usable in the Ordinary Course of Business and, to Acquiror's Knowledge, materially conform to all applicable Laws and Permits relating to their construction, use and operation. No Person other than Acquiror or an Acquiror Subsidiary owns any equipment or other tangible assets or properties situated on the premises of Acquiror or an Acquiror Subsidiary which is necessary to the operation of the business of Acquiror or an Acquiror Subsidiary, except for items leased pursuant to contracts set forth in
Schedule 3.11 and any other items set forth in Schedule 3.13. All of the tangible Assets of Acquiror or any Acquiror Subsidiary are located on the Owned Real Property or Leased Real Property.

      3.14 Intellectual Property. Schedule 3.14 contains a complete and accurate list of all of the Intellectual Property owned or licensed by Acquiror or any Acquiror Subsidiary ("Acquiror Intellectual Property"). Except as set forth in
Schedule 3.14: (i) Acquiror or an Acquiror Subsidiary owns royalty free the entire right, title and interest in and to the Acquiror Intellectual Property (including, without limitation, the right to use and license the same); and (ii) there are no pending or, to the Knowledge of Acquiror, threatened actions of any nature affecting the Acquiror Intellectual Property. Schedule 3.14 lists all notices or claims received by Acquiror or an Acquiror Subsidiary which claim infringement, interference with, misappropriation or violation of any Acquiror Intellectual Property rights of third parties. Acquiror has delivered to Target true, correct and complete copies of all agreements, contracts, licenses, commitments, leases and other documents evidencing, representing or covering the Acquiror Intellectual Property and the Acquiror Software (as defined below) and the maintenance and support thereof.

      3.15 Software. Acquiror has delivered to Target complete and correct copies of all material user and technical documentation related to the computer software of Acquiror or a Acquiror Subsidiary included in the Acquiror Intellectual Property (the "Acquiror Software"). The Acquiror Software contains all current revisions of such Acquiror Software, is properly licensed in favor of Acquiror or an Acquiror Subsidiary, is assignable by Acquiror to the Surviving Corporation (if owned or licensed by Acquiror) and performs in accordance with the documentation and other written materials provided in connection therewith.

      3.16 Real Property.
           -------------

           (a)  Owned  Real  Property.   Acquiror  or  an  Acquiror
      Subsidiary owns the legal or beneficial interest in the Owned Real Property identified in Schedule 3.16.

           (b)  Leased  Real  Property.   Acquiror  or  a  Acquiror
      Subsidiary  leases the real property  identified in Schedule
      3.16.  With respect to the Leased Real Property:

                (i) Each Real Property Lease is, and at the Merger Closing shall be, in full force and effect and has not been assigned or further modified, supplemented or amended; neither Acquiror or the applicable Acquiror Subsidiary nor the landlord or sublandlord under any Real Property Lease is in default under any of the Real Property Leases; and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Real Property Lease to terminate any Real Property Lease;

                (ii) After the Merger Closing, the Surviving Corporation and the applicable Acquiror Subsidiary shall receive and enjoy all right, title and interest of Acquiror or the applicable Acquiror Subsidiary in and to all Real Property Leases and Leased Real Property;

                (iii) Other than Acquiror or an Acquiror Subsidiary, no Person will be leasing, using or occupying the leased premises covered by the Real Property Leases or any part thereof as of the Merger Closing Date;

                (iv) The Leased Real Property is not subject to any sublease or grant by Acquiror or any Acquiror Subsidiary to any Person of any right to the use, occupancy or enjoyment of the property or any portion thereof, whether such right currently exists or may arise in the future;

                (vi) All rents and other amounts payable by Acquiror or any Acquiror Subsidiary with respect to the Leased Real Property currently due have been paid, and at Merger Closing shall have been paid; and

                (vii) To Acquiror's Knowledge, the Leased Real Property and the present uses thereof comply with all Laws of all Governmental Entities having jurisdiction over the Leased Real Property and all restrictive covenants affecting the Leased Real Property, and Acquiror or any Acquiror Subsidiary have received no notices, oral or written, from any Governmental Entity, and has no reason to believe, that the Leased Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of any Governmental Entity having jurisdiction over the Leased Real Property or any restrictive covenants affecting the Leased Real Property.

      3.17 Insurance.
           ---------

           (a) Schedule 3.17 sets forth a list identifying the insurer and policy number of each material insurance policy (including policies providing property, casualty, liability, title, life, business interruption and workers' compensation coverage and bond and surety arrangements) with respect to which Acquiror or any Acquiror Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage and contains a true and accurate copy of each such policy.

           (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither Acquiror or the applicable Acquiror Subsidiary nor, to Acquiror's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof. Acquiror and the Acquiror Subsidiaries have no self-insurance arrangements.

      3.18 Conduct of Acquiror Since the Acquiror Balance Sheet Date. Except as set forth in Schedule 3.18 and as contemplated by Section 4.12, or as otherwise approved by Target between the date hereof and the Merger Closing, since the Acquiror Balance Sheet Date, Acquiror and each Acquiror Subsidiary have conducted their business only in the Ordinary Course of Business and have not, except in the Ordinary Course of Business:

           (a) incurred any Liabilities or assumed, guaranteed, endorsed or otherwise become responsible for the Liabilities of any Person, or discharged or satisfied any Encumbrance, or paid any Liability, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to Acquiror or any Acquiror Subsidiary or any of their Assets;

           (b)  sold,  encumbered,   assigned  or  transferred  any
      Assets, or made any contract or agreement for any of the foregoing;

           (c) created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its Assets to any Encumbrance, except for Permitted Encumbrances;

           (d) made or suffered any amendment or termination prior to the stated expiration of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debt or claim held by it or waived any right of material value;

           (e) declared or paid any dividends on or made other distributions in respect of any of its capital stock; split, combined or reclassified any of its capital stock or issued or authorized or proposed the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock (other than Target Common Stock on conversion of Target Preferred Stock or on exercise of Target Warrants or Target Amended Warrants), or repurchased, redeemed or otherwise acquired, any shares of its capital stock;

           (f) received notice or had Knowledge of any actual or threatened labor trouble, or other occurrence, event or condition of any similar character which has had or might have a material adverse effect on its business, operations, Assets, prospects or condition (financial or otherwise);

           (g) made any agreement, contract or commitment, including an agreement to purchase or lease Assets, which includes an aggregate payment or commitment on the part of either party of more than $50,000;

           (h) increased the salaries or other compensation of any Personnel or made any increase in, or any addition to, other benefits to which any of its Personnel may be entitled by formula or otherwise or as may be required under employment or severance agreements in effect on the date of this Agreement;

           (i) except as set forth in clause (h) above, instituted, granted or modified in any respect any (A) bonus, incentive compensation, service award, severance or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Personnel of Acquiror or any Acquiror Subsidiary, (B) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Acquiror or any Acquiror Subsidiary for any Personnel of Acquiror or any Acquiror Subsidiary, or (C) new written employment agreement with any Personnel engaged in the business of Acquiror or any Acquiror Subsidiary to which Acquiror or any Acquiror Subsidiary is a party which cannot be terminated at will;

           (j) made any advance (excluding advances for ordinary and necessary business expenses) or loan to any of its Personnel;

           (k)  extended   credit   in  the   sale  of   Inventory,
      services, collection of receivables or otherwise;

           (l) amended the Organizational Documents of Acquiror or any Acquiror Subsidiary; or

           (m) suffered any material adverse change in its business, operations, assets, prospects, of condition (financial or otherwise).

      3.19 Personnel Information.
           ---------------------

           (a) Except as set forth in Schedule 3.19, Acquiror and each Acquiror Subsidiary are not a party to, do not have any obligation with respect to, and are not bound by any employment or consulting agreement or any collective bargaining agreement or other labor or employment agreement, or any incentive compensation, change in control, severance, personal or sick days or paid time off, contract, policy, plan or arrangement with respect to any Personnel or director of Acquiror or any Acquiror Subsidiary or other Person (the "Employee Arrangements").

           (b) Schedule 3.19 contains a complete and accurate list of all individuals employed by Acquiror or any Acquiror Subsidiary, including name, date of hire, job title and rate of hourly pay or salary. Schedule
      3.19 also contains a complete and accurate list of all individuals, if any, to whom offers of employment have been made but not yet accepted, including anticipated date of hire and a description of material compensation arrangements offered to such individual (other than Employee Benefit Plans set forth in Schedule 3.20).

           (c) Acquiror and each Acquiror Subsidiary have no plans or arrangements contemplating or requiring Acquiror or any Acquiror Subsidiary to provide to any retired employee or director of Acquiror or any Acquiror Subsidiary, or their dependents, any benefits in the future, including, without limitation, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, or other benefits.

           (d) Acquiror and each Acquiror Subsidiary have not agreed to recognize any union, employee organization, or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any of Acquiror's or any Acquiror Subsidiary's employees; there has been no organizational effort made or, to the Knowledge of Acquiror, threatened by or on behalf of any labor union or other employee organization with respect to employees of Acquiror or any Acquiror Subsidiary within the preceding three (3) years; and there is no labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of Acquiror, threatened against or affecting Acquiror or any Acquiror Subsidiary.

           (e) Except as listed or set forth in Schedule 3.19, Acquiror and each Acquiror Subsidiary, with respect to its Personnel: (i) have no written personnel policy applicable to any Personnel, (ii) are in material compliance with all applicable Laws regarding employment and employment practices, including, without limitation ERISA and those laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers' compensation and is not engaged in any unfair labor practices, (iii) have no unfair labor practice charges pending or, to the Knowledge of Acquiror, threatened against it in or before the National Labor Relations Board, (iv) have no grievances pending or, to the Knowledge of Acquiror, threatened against it, (v) have no charges or complaints pending or, to the Knowledge of Acquiror, threatened before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices, and (vi) has no private agreement restricting Acquiror or any Acquiror Subsidiary from relocating, closing or terminating any of its facilities.

      3.20 Employee Benefits.
           -----------------

           (a) Attached hereto and made a part hereof are Schedules, identified below, which list all employee benefit plans within the three-year period before the date of this Agreement, (i) which are or have been maintained or administered by Acquiror, any Acquiror Subsidiary or any ERISA Affiliate, (ii) to which Acquiror or any Acquiror Subsidiary or any ERISA Affiliate contributes or contributed, or is or was legally obligated to contribute, or (iii) under which Acquiror or any Acquiror Subsidiary or any ERISA Affiliate has or had any liability with respect to its current or former Personnel:

                (i) Schedule 3.20 contains a list of each "employee welfare benefit plan" (as defined in ERISA Section 3) (collectively the "Welfare Plans");

                (ii) Schedule 3.20 contains a list of each "employee pension benefit plan" (as defined in ERISA Section 3) (collectively, the "Pension Plans");

                (iii) Schedule 3.20 contains a list of each employee benefit plan, program, arrangement, agreement, policy or commitment, whether insured or uninsured, funded or unfunded, that is not a Welfare Plan or Pension Plan, relating to deferred compensation, bonus or compensation in addition to regular pay or wages, stock-related compensation, severance, unemployment, flexible benefits, disability, vacation, sickness, leave of absence, fringe benefits, employee awards, educational assistance or reimbursement, employee discounts, excess benefits, rabbi, secular or vesting trust, child or dependent care, long-term and nursing home care, and profit sharing (collectively, the "Employee Plans").

      Solely for purposes of this Section 3.20, "ERISA Affiliate" means any Person which together with Acquiror would be treated as a single employer under Code Section 414. Schedule 3.20 sets forth the names of each such ERISA Affiliate. Solely for purposes of this Section 3.20, the Employee Plans, Welfare Plans and Pension Plans are collectively referred to as "Employee Benefit Plans."

           (b) Except as set forth in Schedule 3.20: (i) each Pension Plan is qualified under Code Section 401, and any trust maintained pursuant thereto is exempt from federal income taxation under Code Section 501;
      (ii) the Welfare Plans and Employee Plans, and all trust agreements, custodial agreements, insurance or annuity contracts thereunder, have been maintained, in all material respects, in accordance with their terms and applicable Law; (iii) Acquiror and each Acquiror Subsidiary have complied with respect to each Employee Benefit Plan, in all material respects, with the reporting, notice and disclosure requirements of ERISA; (iv) no plan fiduciary, "party in interest" or "disqualified person" has engaged in a "prohibited transaction" within the meaning of ERISA Section 406 or Code
      Section 4975 which has or will result in any penalty or Tax under ERISA
      Section 502(i) or Code Sections 4975 and 4976 to Acquiror, any Acquiror Subsidiary or any ERISA Affiliate, or any director, officer or employee of Acquiror or any ERISA Affiliate; (v) all of the Employee Benefit Plans comply currently both as to form (to the extent required by Code Section 401(b)) and operation, in all material respects, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; and (vi) a favorable determination as to the qualification under Code Section 401(a) has been made by the IRS with respect to each Pension Plan, and to the Knowledge of Acquiror, nothing has occurred since the date of such determination that would adversely affect such qualification. Neither Acquiror, any Acquiror Subsidiary nor any ERISA Affiliate has during the preceding six (6) years made or had an obligation to make contributions to any benefit plan set forth in ERISA Sections 4001(a)(3), 4062, 4063 or 4064.

           (c) With respect to each Pension Plan, the funding method used in connection with such Pension Plan has at all times satisfied and will as of the Merger Closing Date satisfy any and all requirements under ERISA or the Code. Except as set forth in Schedule 3.20, there is as of the date hereof no "accumulated funding deficiency" (as defined in ERISA Section 302(a)(2) and Code Section 412(a)), whether or not waived, which exists with respect to any plan year of any Pension Plan.

           (d) All contributions required to have been made under any Employee Benefit Plans or any Law (without regard to any waivers granted under Code
      Section 412) to any trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extensions).

           (e) With respect to each Employee Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Target: (i) the most recent plan and related trust documents, agency agreements, custodial agreements, insurance or annuity contracts, and any other funding instruments, and all amendments thereto;
      (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter and any IRS Private Letter Ruling applicable to such Employee Benefit Plan; (v) the most recent actuarial reports (including reports prepared for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112); and
      (vi) all minutes of the governing body or committee of Acquiror, any Acquiror Subsidiary and each ERISA Affiliate relating to each such plan;
      (vii) filings with, or reports to, the PBGC; (viii) each advisory opinion, private exemption or other letter from the United States Department of Labor or PBGC applicable to such Employee Benefit Plan; and (ix) all information relating to the termination, merger or curtailment of any Employee Benefit Plan of Acquiror or any Acquiror Subsidiary occurring in any of the five (5) calendar years preceding the date of this Agreement.

           (f) Except as set forth in Schedule 3.20, there are no pending or, to the Knowledge of Acquiror, threatened actions, lawsuits, claims for benefits (except in the ordinary course of administration), proceedings, investigations, audits, or arbitrations, as of the date of this Agreement and as of the Merger Closing Date, involving any Employee Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan.

           (g) Acquiror, each Acquiror Subsidiary and each ERISA Affiliate have complied with the requirements of COBRA and the rules and regulations thereunder. Acquiror has furnished to Target a list of: (i) all individuals who have elected or who are eligible to elect COBRA continuation coverage under any of the Welfare Benefit Plans, and (ii) the dates of each qualifying event and COBRA continuation coverage periods for each such individual.

           (h) Neither Acquiror, each Acquiror Subsidiary nor any ERISA Affiliate has any leased employees within the meaning of Code Section 414(n) nor any employees within the meaning of the regulations under Code
      Section 414(o). Except as set forth in Schedule 3.20, none of the employees of Acquiror, any Acquiror Subsidiary or any ERISA Affiliate is a member of, nor is any Employee Benefit Plan maintained in connection with, any voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9) which is maintained, sponsored or contributed to by Acquiror, any Acquiror Subsidiary or any ERISA Affiliate.

           (i) No condition, fact, or circumstance exists, or will exist at Merger Closing, which would prevent Acquiror, any Acquiror Subsidiary or any ERISA Affiliate from amending or terminating any Employee Benefit Plan with respect to any current, former or retired Personnel or independent contractor of Acquiror, any Acquiror Subsidiary or any ERISA Affiliate except under the terms of any collective bargaining agreement set forth in
      Schedule 3.20.

           (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any Personnel (current, former or retired) of Acquiror or any Acquiror Subsidiary; (ii) increase any benefits under any Employee Benefit Plan or any arrangement set forth in Section 3.20; or
      (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      3.21 Severance Arrangements. Without limiting Section 3.20 above, except as set forth in Schedule 3.22, Acquiror and each Acquiror Subsidiary have not entered into any severance or similar arrangement in respect of any present or former Personnel that shall result in any obligation (absolute or contingent) of Acquiror, any Acquiror Subsidiary or the Surviving Corporation to make any payment to any present or former Personnel following termination of employment, including the termination of employment effected by the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not trigger any severance or similar arrangement of Acquiror or any Acquiror Subsidiary payable by Acquiror or the Surviving Corporation after the Merger Closing.

      3.22 Litigation; Decrees. To Acquiror's Knowledge, there are no judicial or administrative actions, proceedings or investigations pending or threatened that question the validity of this Agreement or any action taken or to be taken by Acquiror, any Acquiror Subsidiary or the Acquiror Shareholders in connection with this Agreement. Except as set forth in Schedule 3.22: (i) there are no lawsuits, claims, administrative or other Proceedings or investigations pending or, to Acquiror's Knowledge, threatened by, against or affecting Acquiror, any Acquiror Subsidiary or any of their Assets; and (ii) there are no judgments, orders or decrees of any Governmental Entity binding on Acquiror or any of its Assets.

      3.23 Compliance With Law; Permits. To Acquiror's Knowledge, except as set forth in Schedule 3.23, Acquiror and each Acquiror Subsidiary have materially complied with each Law of any Governmental Entity to which Acquiror, any Acquiror Subsidiary or their business, operations or Assets is subject (including, without limitation, any federal, state or local Laws, relating to network marketing, business opportunities, franchising, lottery, pyramid schemes or similar laws) and are not currently in violation, or alleged by any Governmental Entity to have violated, of any of the foregoing. Acquiror and each Acquiror Subsidiary own, hold, possess or lawfully use in the operation of its business all Permits which are required for it to conduct its business as now conducted or for the ownership and use of the Assets, in material compliance with all Laws.

      3.24 Environmental Matters.
           ---------------------

           (a) Acquiror and each Acquiror Subsidiary have complied and is in compliance, each case in all material respects, with all Environmental Laws applicable to the ownership, use and/or operation of Acquiror's or the Acquiror Subsidiary's Assets or business;

           (b) (i) Acquiror and each Acquiror Subsidiary have obtained and currently maintain all Environmental Permits required by applicable Environmental Laws for Acquiror's or the Acquiror Subsidiary's business and operations, and Acquiror and each Acquiror Subsidiary are in compliance in all material respects with such Environmental Permits; (ii) there are no judicial or administrative actions, proceedings or investigations pending or, to Acquiror's, threatened, to revoke or materially modify the terms of any such Environmental Permits; and (iii) Acquiror and each Acquiror Subsidiary have not been notified by any Governmental Entity or Person that Acquiror or the Acquiror Subsidiary do not have all Environmental Permits required for the current use or operation of any of their Assets or Acquiror's or the Acquiror Subsidiary's business;

           (c) There are no judicial or administrative actions, proceedings, inquiries or investigations pending or, to Acquiror's Knowledge, threatened, against Acquiror or any Acquiror Subsidiary alleging the violation of any Environmental Law or the terms of any Environmental Permit;

           (d) To Acquiror's Knowledge, Acquiror and each Acquiror Subsidiary are not subject to any Environmental Costs and Liabilities as respects any violation of any applicable Environmental Law concerning the generation, storage, treatment, disposal or release of Hazardous Materials, and, to Acquiror's Knowledge, no facts or circumstances exist which could subject Acquiror or any Acquiror Subsidiary to any Environmental Costs and Liabilities concerning the generation, storage, treatment, disposal or Releases of Hazardous Materials;

           (e) To Acquiror's Knowledge, there are no Hazardous Materials present in violation of any applicable Environmental Law at, on, in or under the Owned Real Property, Leased Real Property or any geologically or hydrologically adjoining property; and

           (f) Acquiror has provided for Target's review true and complete copies of all Environmental Permits issued to Acquiror or any Acquiror Subsidiary, and any and all written reports, studies, analyses, surveys, assessments, tests and sampling results in Acquiror's or any Acquiror Subsidiary's possession or under Acquiror's or any Acquiror Subsidiary's control pertaining to Hazardous Materials at, in, on or under the Acquiror Leased Real Property, or concerning the Acquiror Leased Real Property's compliance with Environmental Laws, or the compliance by Acquiror or any Acquiror Subsidiary or any other person or entity for whose conduct Acquiror or any Acquiror Subsidiary is or may be held responsible with Environmental Laws.

      3.25 Tax Matters. Acquiror and each Acquiror Subsidiary have duly filed all material federal, state and local income, franchise, excise, real and personal property and other Tax Returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Acquiror or any Acquiror Subsidiary prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed. All of the foregoing returns and reports are true and correct in all material respects, and Acquiror and each Acquiror Subsidiary have paid, or prior to the Effective Time will pay all Taxes in excess of $10,000 in the aggregate, whether or not shown on such returns or reports, as being due or claimed to be due to any Governmental Entity and Acquiror and each Acquiror Subsidiary has paid and will pay all installments of estimated taxes due on or before the Effective Time. Acquiror and each Acquiror Subsidiary have paid or made adequate provision in accordance with GAAP in Acquiror's Commission Documents or Financial Statements for all Taxes payable in respect of all periods ending on or prior to the date of this Agreement and will have made or provided for all Taxes payable in respect of all periods ended on or prior to the Merger Closing Date. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled. Acquiror and each Acquiror Subsidiary have paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in Acquiror's Commission Documents and Financial Statements have been established or which are being contested in good faith. There are no claims or assessments pending against Acquiror or any Acquiror Subsidiary for any alleged deficiency in any Tax, and Acquiror has not been notified in writing of any proposed Tax claims or assessments against Acquiror or any Acquiror Subsidiary. To Acquiror's Knowledge, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Acquiror or any Acquiror Subsidiary by reason of Section 280G of the Code.

      3.26 Commissions or Finders Fees. Neither Acquiror, any Acquiror Subsidiary nor any Person acting on behalf of Acquiror or any Acquiror Subsidiary has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

      3.27 Certain Business Practices and Regulations; Potential Conflicts of Interest.
           -------------------------------------------------------

           (a) To Acquiror's Knowledge, neither Acquiror, any Acquiror Subsidiary nor any Personnel or any other Person acting on behalf of Acquiror or any Acquiror Subsidiary has made any unlawful payment which might subject Acquiror or any Acquiror Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding which could have a material adverse effect on Acquiror's or any Acquiror Subsidiary's business, operations, Assets, prospects or condition (financial or otherwise).

           (b) Except as set forth in Schedule 3.27, no officer or director of Acquiror or any Acquiror Subsidiary nor, to Acquiror's knowledge, any Acquiror Principal Shareholder or employee of Acquiror or any Acquiror Subsidiary or any Person controlled by any of the foregoing (i) owns, directly or indirectly, any interest in, or is a director, officer, employee, consultant or agent of, any Person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the business of Acquiror or any Acquiror Subsidiary, (ii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to Acquiror or any Acquiror Subsidiary, or (iii) is a party to any contract or agreement or participates in any arrangement, written or oral, pursuant to which Acquiror or any Acquiror Subsidiary provides services of any nature to any such Person, otherwise than in his capacity as an employee of Acquiror or an Acquiror Subsidiary. Except for transactions in the Ordinary Course of Business and except as set forth in Schedule 3.27, there are no transactions presently pending or planned, or initiated since the Acquiror Balance Sheet Date, between Acquiror or any Acquiror Subsidiary and any officer or director of Acquiror or an Acquiror Subsidiary or, to Acquiror's knowledge, any Acquiror Principal Shareholder or employee of Acquiror or a Acquiror Subsidiary or any Person controlled by any of the foregoing, including any contract, agreement or other arrangement (x) providing for the furnishing of services by Acquiror or any Acquiror Subsidiary, (y) providing for the rental of real or personal property of Acquiror or any Acquiror Subsidiary, or (z) otherwise requiring payments from Acquiror or any Acquiror Subsidiary (other than for services as officers or directors of Acquiror) to any such Person.

           (c) Neither Acquiror, any Acquiror Subsidiary nor any of the Acquiror Principal Shareholders, or to Acquiror's Knowledge, directors, officers or employees of Acquiror or any Acquiror Subsidiary has engaged in any business practice (i) which may be considered dishonest or unethical or
      (ii) not in compliance with industry custom and standards, in connection with any of the operations of Acquiror or any Acquiror Subsidiary.

      3.28 Accounts. Schedule 3.28 sets forth a list of all cash, deposit, money market or securities accounts maintained by Acquiror or any Acquiror Subsidiary at any bank, brokerage firm or similar entity and the names of the authorized signatories.

      3.29 Disclosure. With respect to this Agreement, the Schedules and Exhibits to this Agreement and the other agreements contemplated by this Agreement, to the Knowledge of Acquiror, Acquiror has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

4.    OTHER COVENANTS AND AGREEMENTS.
      ------------------------------

      4.1 General. Each of the Parties will use reasonable best efforts in good faith to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 5 and 6), and no Party shall take any action which is inconsistent with its obligations under this Agreement.

      4.2 Target Shareholders Agreement. Target shall use reasonable best efforts to cause each of the Target Shareholders to execute and deliver (prior to or contemporaneously with the execution and delivery hereof by Target) the Target Shareholders Agreement in the form attached hereto as Exhibit 4.2 (the "Target Shareholders Agreement").

      4.3 Acquiror Principal Shareholders Agreement. Acquiror shall use reasonable best efforts to cause each of the Acquiror Principal Shareholders to execute and deliver (prior to or contemporaneously with the execution and delivery hereof by Acquiror) the Acquiror Principal Shareholders Agreement in the form attached hereto as Exhibit 4.3 (the "Acquiror Shareholders Agreement").


      4.4 Full Access to Information. Each of Target and Acquiror will permit representatives of the other to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of each of them, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to their respective businesses.

      4.5  Conduct of Business of Target and Acquiror.
           ------------------------------------------

           (a) Except as consented to by the other in writing, between the date hereof and the Merger Closing Date, each of Target and Acquiror will, and will cause their respective Subsidiaries to:

                (i) conduct their respective businesses only in the Ordinary Course of Business;

                (ii) use reasonable best efforts to preserve intact their respective current business organizations, keep available the services of their Personnel, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with them;

                (iii) confer with the other concerning operational matters of a material nature (including, without limitation, any purchase orders in excess of $10,000);

                (iv) otherwise report periodically to the other concerning the status of their respective business, operations and finances; and

           (b) Except as consented to by the other in writing, between the date hereof and the Merger Closing Date, each of Target and Acquiror will not take or omit to take any action that is inconsistent with any representation or warranty of Target or Acquiror in Section 2 or 3, respectively, or that would cause any such representation or warranty to be untrue or incorrect if such representation or warranty were made immediately following the taking of or failure to take such action.

           (c) Between the date hereof and the Merger Closing Date, Target and Acquiror will cause to be formed an operations committee ("Committee") consisting of the same persons who will serve on the Board of Acquiror immediately following the Merger as provided on Exhibit 1.3 who shall meet either in person or telephonically to discuss and review operational, marketing business and financial matters of Acquiror and Target and their respective subsidiaries, and to approve any action otherwise prohibited by Sections 2.18 or 3.18. Such meetings will be held periodically, but in no event less frequently than every 30 days, on call of either Jerry Dumas or Glenn Penny. A quorum of the Committee shall require the attendance of at least three Target Designees and at least two Acquiror Designees.

      4.6  Notification.  Between the date hereof  and the Merger Closing Date:

           (i) each Party will promptly notify the other Party in writing if it becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any of the Schedules if the Schedules were dated prior to the date of the occurrence or discovery of any such fact or condition, such Party will promptly deliver to the other Party a supplement to its Schedules specifying such change; and

           (ii) each Party will promptly notify the other Party of the occurrence of any Breach by it of any covenant in this Section 4, or of the occurrence of any event that may make the satisfaction of the conditions in Sections 5 or 6 impossible or unlikely.

      4.7 Approvals; Filings. As promptly as practicable after the execution of this Agreement, each Party shall use its reasonable best efforts to obtain, and to cooperate with the other Parties in obtaining, all authorizations, consents, orders and approvals of any Governmental Entity or other Person that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Entity prohibiting the consummation of the transactions contemplated hereby. However, the foregoing notwithstanding, this Agreement shall not require Acquiror, any Acquiror Subsidiary, Target, any Target Subsidiary or any of their Affiliates to dispose of or make any change in any portion of its business or to incur any other burden to obtain the authorization, consent or approval of any Governmental Entity.

      4.8 Confidentiality. Prior to the Merger Closing, Acquiror and Target shall keep confidential, and shall use reasonable best efforts to cause their respective shareholders, directors, officers, employees and representatives to keep confidential all information obtained by it with respect to the other and their respective Affiliates in connection with this Agreement and the negotiations preceding this Agreement, and shall use, and shall cause its respective shareholders, directors, officers, employees and representatives to use, such information solely in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, each shall return to the other, without retaining a copy thereof, any schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is known or available through other lawful sources not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents,
(c) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity (provided the disclosing party is given reasonable prior notice), including but not limited to, such disclosure as is required under applicable securities laws, or (d) is developed by the receiving party independently of the disclosure by the disclosing party.

      4.9 Publicity. Prior to the Merger Closing, no Party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any Party from issuing or causing publication of any such press release or public announcement to the extent that such Party determines such action to be required by Law in which event the Party making such determination will, if practicable in the circumstances, use reasonable best efforts to allow the other Party reasonable time to comment on such release or announcement in advance of its issuance. The foregoing notwithstanding, the Parties shall cooperate in the issuance of one or more joint press releases or other communications (including communications to customers of Target and Acquiror) in form and content satisfactory to Target and Acquiror concerning the execution and delivery of this Agreement and the transactions contemplated hereby.

      4.10 Acquisition Proposals. Unless and until this Agreement shall be terminated in accordance with Section 11, each of Target and Acquiror shall not and shall not authorize or permit any director or Personnel of Target or Acquiror, or any investment banker, attorney, accountant or other representative retained by them to, directly or indirectly, solicit, initiate or encourage submission of (including by way of furnishing information) any proposal or offer from any Person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, entertain any discussions or negotiations with respect to an Acquisition Proposal, or enter into any agreement or commitment providing for or relating to an Acquisition Proposal. With respect to Acquisition Proposals received after the date of this Agreement, each of Target and Acquiror shall promptly notify the other upon receipt of any Acquisition Proposal or any request for information in connection with an Acquisition Proposal or for access to their respective directors, Personnel, assets, books or records.

      4.11 Tax-Free Reorganization. It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code. Subject to the terms and conditions hereof, the Parties shall use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to be satisfied that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Acquiror and Target will be a party to such reorganization within the meaning of Section 368(b) of the Code, and
(iii) no gain or loss will be recognized by the Target Shareholders as a result of the Merger with respect to the shares of Target Common Stock converted into shares of Acquiror Common Stock.

      4.12 Reincorporation.
           ---------------

           (a) Notwithstanding anything to the contrary set forth herein, Acquiror will be permitted to continue to pursue its efforts to cause itself to be continued as a corporation under the laws of the state of Delaware by means of an "arrangement" under the ABCA (the "Reincorporation") with a certificate of incorporation and bylaws mutually acceptable to Target and Acquiror. It is anticipated that Acquiror will call a special shareholders meeting to approve the Reincorporation and will file such documents as may be necessary for such purpose, including a proxy statement with the Commission. Acquiror will keep Target fully informed concerning the status of the Reincorporation and provide Target with copies of the proxy statement and any correspondence with the Commission or any other Governmental Entity relating to such transaction. In connection with the Reincorporation, Acquiror shall issue one share of common stock for each multiple number of shares of Acquiror Common Stock outstanding prior thereto as Acquiror and Target may mutually agree ("Reverse Split Number") which will result in an adjustment to the Conversion Number and the Additional Share Number by dividing it by the Reverse Split Number.

           (b) Acquiror hereby covenants and agrees with Target that the proxy statement relating to the continuance (at the time it is first mailed to stockholders of Acquiror and at the time of the meeting of stockholders) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

           (c) The completion of the Reincorporation shall not be a condition to the Merger Closing.

      4.13 Agreements of Affiliates. Prior to the Warrant Exercise Date, Acquiror shall use its reasonable best efforts to cause each Person listed as a "Lock-Up Acquiror Shareholder" on Exhibit 4.13 to execute a lock-up agreement in the form attached hereto as Exhibit "4.13" (if such Person has not executed and delivered an agreement substantially to the same effect contemporaneously with the execution of this Agreement).

      4.14 Payment of Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, and specifically, but not by way of limitation, the costs and expenses associated with the Reincorporation shall be borne by Acquiror.

      4.15 Board of Directors of Acquiror Following Effective Time. Acquiror and Target shall take such action as may be necessary or advisable to ensure that, immediately after the Effective Time, the Board of Directors of Acquiror shall consist of the individuals set forth in Schedule 1.3, and to cause such persons to be nominated for reelection at the next annual meeting of the stockholders of Acquiror, each to serve until his or her respective successor shall be duly elected and shall qualify.

      4.16 Performance of the Audit. Target will cause an audit of its books and records to be completed as soon as practicable after the date hereof and in any event before the Merger Closing (the "Audit"). The audited financial statements of Target resulting from the Audit shall comply with the requirements of Form 8-K with respect to the transactions contemplated herein; provided, however, that the audited financial statements of Neal's Technology, Inc. may consist solely of an audited balance sheet of Neal's as of December 31, 2000.

      4.17 Warrant Proceeds. Acquiror will not use in excess of 38.5% of the cash proceeds received on any exercise of the Acquiror Warrants for any purpose which is not approved by Target, other than purchase orders not in excess of $50,000.

5.    CONDITIONS TO THE MERGER
      ------------------------

      5.1 Conditions to Each Party's Obligation. The respective obligations of each Party under this Agreement to consummate the Merger will be subject to the satisfaction, at or prior to the Merger Closing, of all of the following conditions, any one or more of which may be waived in whole or in part at the option of Acquiror or Target:

           (a) Governmental and Third Party Consents and Approvals. All consents, approvals, waivers permits and authorizations required to be obtained prior to the Merger Closing Date from, any Governmental Entity or other Person (including, without limitation, those set forth in Schedules
      2.4 and 3.4) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, shall have been made or obtained (as the case may be).

           (b) No Adverse Proceedings. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Governmental Entity and remain in effect, and no proceedings seeking the issuance of such an order or injunction, or seeking relief against Acquiror or Target if the Merger is consummated, shall be pending or threatened which, in the good faith judgment of Target's or Acquiror's respective Board of Directors (acting upon the written opinion of their respective outside counsel), has a reasonable probability of resulting in such order, injunction or relief and any such relief would have a material adverse effect on such Party.

           (c) SEC Matters. Acquiror shall have received a waiver or other action by the SEC sufficient to reasonably satisfy the Acquiror and Target that the absence of audited income and cash flow statements for Neal's Technology, Inc. that may be required by Regulation S-X of the SEC will not preclude Acquiror from registering securities under the Securities Act of 1933 after audited financial statements are available for the year ending December 31, 2001.

      5.2 Conditions Precedent to Obligations of Target. The obligations of Target under this Agreement to consummate the Merger will be subject to the satisfaction, at or prior to the Merger Closing, of all of the following conditions (any one or more of which may be waived in whole or in part at the option of Target):

           (a) Representations and Warranties. The representations and warranties of Acquiror made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof and must be true and correct in all material respects on and as of the Merger Closing Date as if made on and as of the Merger Closing Date.

           (b) Performance by Acquiror. All of the covenants and obligations that Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Merger Closing must have been duly performed and complied with in all material respects.

           (c) Absence of Material Adverse Changes. From the date of this Agreement until the Merger Closing, there must not have occurred any material adverse change in the consolidated business operations, Assets, prospects or condition (financial or otherwise) of Acquiror and the Acquiror Subsidiaries.

           (d) Certificate. Target shall have received a certificate, dated as of the Merger Closing Date, executed on behalf of Acquiror by its chief executive officer and its chief financial officer, certifying that each of the conditions specified in Sections 5.2(a), 5.2(b) and 5.2(c) have been satisfied and that, except as set forth on a schedule to such certificate, all third party or governmental consents, approvals, waivers, permits and authorizations referred to in Section 5.1(b) required to obtained by Acquiror have been obtained and are in full force and effect as of the Merger Closing.

           (e) Execution of Acquiror Shareholders Agreement by all Acquiror Shareholders. Prior to the Warrant Exercise Date, each of the Acquiror Principal Shareholders must have executed and delivered the Acquiror Shareholders Agreement, and no Acquiror Principal Shareholder shall be in Breach of any representation, warranty or covenant contained therein.

           (f) Acquiror Preferred Stock and Warrants. On or before the Merger Closing Date, at least 90% or 1,903 shares of the outstanding Acquiror Preferred Stock shall have been converted and, on or before the Warrant Exercise Date, at least 90% or 63,419,737 of the Acquiror Warrants shall have been exercised or amended as contemplated by Section 1.7 with at least 85% or 59,896,418 of the outstanding Acquiror Warrants being exercised for cash.

           (g)  Merger   Closing   Documents.   Acquiror   or   the
      Acquiror Shareholders must have delivered to Target all of the documents set forth in Sections 7.2 and 7.4.

           (h)  Lock-up  Agreements.   On  or  before  the  Warrant
      Exercise Date, Target shall have received lock-up agreements as contemplated by Section 4.13.

           (i)  Tax-Free    Reorganization.    Target    shall   be
      satisfied that the Merger will be a tax free reorganization as contemplated by Section 4.11.

      5.3. Conditions Precedent to Obligations of Acquiror. The obligation of Acquiror under this Agreement to consummate the Merger hereby is subject to the satisfaction, at or prior to the Merger Closing, of each the following conditions (any of which may be waived in whole or in part at the option of Acquiror ):

           (a) Representations and Warranties. All representations and warranties of Target made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof and must be true and correct in all material respects on and as of the Merger Closing Date as if made on and as of the Merger Closing Date.

           (b) Performance by Target. All of the covenants, agreements and obligations that Target is required to perform or to comply with pursuant to this Agreement at or prior to the Merger Closing must have been duly performed and complied with in all material respects.

           (c) Absence of Material Adverse Changes. From the date of this Agreement until the Merger Closing, there must not have occurred any material adverse change in the business operations, Assets, prospects or condition (financial or otherwise) of Target and the Target Subsidiaries.

           (d) Certificate. Acquiror must have received a certificate, dated as of the Merger Closing Date, by a duly authorized officer of Target, certifying that the conditions specified in Sections 5.3(a), 5.3(b) and 5.3(c) have been satisfied.

           (e) Execution of Target Shareholders Agreement by Target Principal Shareholders. On or before the Warrant Exercise Date, the Target Shareholders must have executed, delivered and entered into the Target Shareholders Agreement, and no Target Shareholders shall be in breach of any representations, warranties or covenants contained therein.

           (f) Closing Documents. Target must have delivered to Acquiror or the Acquiror Shareholders all of the documents set forth in Sections 7.3 and 7.4.

           (g) Audited and Pro Forma Financial Statements. On or before the Warrant Exercise Date, the audited financial statements of Target and the Target Subsidiaries shall have been completed with unqualified audit opinions from Weinstein Spira LLP for the periods required by Regulation S-X of the Securities and Exchange Commission and the unaudited pro forma combined operating results of Target and Target Subsidiaries for the 12 months ended December 31, 2000 based on such financial statements shall reflect EBITDA of at least $1.66 million, after pro forma adjustments required by Regulation S-X and pro forma adjustments to eliminate compensation to Plainsman Technology officers not retained or replaced and to eliminate shareholder distributions to Esses shareholders; provided, however, that the audited financial statements of Neal's Technology, Inc. may consist solely of an audited balance sheet of Neal's as of December 31, 2000 and for purposes of the unaudited pro forma operating results, the EBITDA of Neal's shall be included at an amount of $150,000.


6.    INTENTIONALLY OMITTED
      ---------------------


7.    CLOSING.
      -------

      7.1 Closing Dates. The closing of the Merger (the "Merger Closing") shall take place at the offices of Crowe & Dunlevy, or at such other location as the Parties shall agree, commencing at 1:00 p.m. local time within five (5) business days after all of the conditions precedent set forth herein have been satisfied or waived or on such date as the Parties shall agree (the "Merger Closing Date").

      7.2 Documents to be Delivered by Acquiror. At the Merger Closing, Acquiror will deliver to Target, as applicable, the following:

           (a) Officers' Certificate. A certificate, dated the Merger Closing Date, executed on behalf of Acquiror in the form set forth in Section 5.2(d).

           (b) Opinion. A written opinion of Doherty, Doherty & Adams, LLP, counsel to Acquiror, addressed to Target, dated the Merger Closing Date, with respect to the matters addressed in Section 3.1, 3.2, 3.3, 3.4 and 3.5, in form and substance satisfactory to Target.

           (c) Good Standing Certificates. Governmental certificates showing that Acquiror and each Acquiror Subsidiary is duly incorporated, validly existing and in good standing in the state of its incorporation certified as of a date not more than ten (10) days before the Merger Closing Date.

           (d) Evidence of Governmental and Third-Party Consents and Approvals. Evidence in form reasonably satisfactory to Target of the receipt of each of the governmental and third-party consents, approvals and waivers set forth in Section 5.1(a).

           (e) Lien Searches. Lien searches for federal and state tax liens, judgment liens, and other liens dated no earlier than ten (10) days prior to Merger Closing Date and showing the absence of any Encumbrances (other than Permitted Encumbrances) against the assets of Acquiror and the Acquiror Subsidiaries.

           (f)  Other  Documents.   Such  additional  certificates,
      instruments, documents, information and materials as Target may reasonably request.

      7.3  Documents  to be  Delivered  by  Target.  At the  Merger
           ---------------------------------------
Closing, Target will deliver to Acquiror, as applicable, the following:

           (a) Officer's Certificate. A certificate, dated the Merger Closing Date, executed on behalf of Target in the form set forth in Section 5.3(d).

           (b) Opinion. Written opinion of Crowe & Dunlevy, addressed to the Acquiror Shareholders, dated the Merger Closing Date, with respect to the matters addressed in Sections 2.1, 2.2, 2.3, 2.4 and 2.5, in form and substance satisfactory to Acquiror.

           (c) Good Standing Certificates. Governmental certificate showing that Target and each Target Subsidiary is duly organized, validly existing and in good standing in the state of its incorporation as of a date not more than ten (10) days before the Merger Closing Date.

           (d) Evidence of Governmental and Third-Party Consents and Approvals. Evidence in form reasonably satisfactory to Acquiror of the receipt of each of the governmental and third-party consents, approvals and waivers set forth in Section 5.1(a).

           (e) Lien Searches. Lien searches for federal and state tax liens, judgment liens, and other liens dated no earlier than ten (10) days prior to Merger Closing Date and showing the absence of any Encumbrances (other than Permitted Encumbrances) against the assets of Target and the Target Subsidiaries.

           (f)  Other  Documents.   Such  additional  certificates,
      instruments,   documents,   information   and   materials  as
      Acquiror may reasonably request.

      7.4 Mutual Deliveries. At the Merger Closing, the Parties will deliver or cause to be delivered the following:

           (a) Merger Consideration. Certificates representing the Acquiror Common Stock constituting the Merger Consideration shall be delivered to the Target Shareholders in the amounts and manners as set forth in Section
      1.5 against surrender of the certificates for Target Common Stock.

           (b)  Certificate of Merger.  The  Certificate of Merger,
      or  copies   thereof,   in  form   suitable   for  filing  as
      contemplated by Section 1.8.

      7.5 Concurrent Conditions. The performance or tender of performance at the Merger Closing of all matters applicable to a Party under this Agreement shall be deemed concurrent conditions and no Party shall be required at the Merger Closing to perform, or tender performance of, the obligations of such Party hereunder unless, coincident therewith, each other Party from whom performance is required under this Agreement performs or tenders performance of its obligations hereunder.

8.    NO INDEMNIFICATION.
      ------------------

      8.1 No Survival. All representations, warranties, covenants and obligations in this Agreement, any Schedules attached hereto pursuant to Sections 2 and 3 or otherwise, the certificates delivered pursuant to Sections 5.2(d) and 5.3(d) and any other certificate or agreement delivered pursuant to this Agreement will not survive the Merger Closing and neither Target Shareholders nor Acquiror Principal Shareholders shall have any liability after the Merger Closing. After the Merger Closing, no representations and warranties of either Acquiror or Target will survive and the only agreements that survive shall be those requiring performance subsequent to the Merger Closing.

9.    TERMINATION.
      -----------

      9.1 Termination Events. This Agreement may, by written notices, be terminated:

           (a) at any time prior to the Merger Closing by the mutual written consent of Acquiror and Target;

           (b) by either Acquiror or Target if the Merger Closing shall not have occurred on or before January 31, 2002, or such later date as Acquiror and the Target may agree upon;

           (c) by either Acquiror or Target if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby;

           (d) by either Acquiror or Target if, prior to either the Merger Closing Date, any other Party is in material Breach of any representation, warranty, covenant or agreement herein contained and such Breach shall not be cured within fifteen (15) days of the date of notice of default served by the Party claiming such material default; provided that such terminating Party shall not also be in material Breach of this Agreement at the time notice of termination is delivered; or

           (e) (i) by Acquiror if any of the conditions in Sections 5.1 or 5.3 has not been satisfied as of the Merger Closing Date or the Warrant Exercise Date, if applicable, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement) and Acquiror has not waived such condition or before the applicable Closing Date; or (ii) by Target, if any of the conditions in Sections 5.1 or 5.2 has not been satisfied as of the the Merger Closing Date or the Warrant Exercise Date, if applicable, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Target to comply with its obligations under this Agreement) and Target has not waived such condition on or before the applicable Closing Date.

      9.2 Effect of Termination. If this Agreement is terminated by either Target or Acquiror pursuant to the provisions of Section 9.1 before the Merger Closing, the Merger shall not be consummated. There shall be no further obligation on the part of any Party hereto or its respective Affiliates, members, directors, officers or shareholders, except pursuant to the provisions of Sections 4.8 and Article 10 (which shall survive and continue pursuant to their terms); provided however, that a termination of this Agreement shall not relieve any Party hereto from any liability for damages incurred as a result of a Breach by such Party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination. Except as a result of any such Breach, no Party hereto, or its respective Affiliates, members, directors, officers or shareholders, shall have any liability to the other Parties as a result of the termination of this Agreement or the failure to complete the transactions contemplated hereby for any reason whatsoever.

10.   MISCELLANEOUS PROVISIONS.
      ------------------------

      10.1 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are Breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity. If any action is brought by a Party to specifically enforce this Agreement, the Breaching Party shall waive any defense that there is an adequate remedy at law.

      10.2 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

      (a)  Acquiror:           Flotek Industries, Inc.
                               7030 Empire Central Drive
                               Houston, TX  77040
                               Facsimile:  713-466-8386
                               Attn:  Jerry Dumas

           With a Copy to:     Doherty, Doherty & Adams LLP
                               1717 St. James Place, Suite 520
                               Houston, TX  77056
                               Facsimile:  713-572-1001
                               Attn:  Casey Doherty

      (b)  Target:             Chemical & Equipment Specialties, Inc.
                               P. O. Box 1006
                               Duncan, OK  73533
                               Facsimile:  580-255-2673
                               Attn:  Glenn Penny

           With a Copy to:     Crowe & Dunlevy
                               1800 Mid-America Tower
                               Oklahoma City, OK  73102
                               Facsimile:  405-272-5238
                               Attn:  Michael M. Stewart

      10.3 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      10.4 Entire Agreement and Amendment. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

      10.5 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

      10.6 Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Oklahoma, without regard to its conflict of laws principles.

      10.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      10.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of the Agreement and all of which, when taken together will be deemed to constitute one and the same agreement.

      10.9 Assignments, Successors and No Third Party Rights. No Party may assign any of its rights or obligations under this Agreement without the prior consent of the other Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except as set forth immediately below with respect to third party beneficiary rights of the Target Shareholders. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns; provided, however, that the Target Shareholders shall be deemed to be third party beneficiaries to the rights of Target under this Agreement and with respect to any provision hereunder for the Target Shareholders' benefit (including, without limitation, Section 10).

      10.10 Certain Interpretive Matters and Definitions.
            --------------------------------------------

           (a) Unless the context otherwise requires, (i) all references to Sections or Schedules are to Sections or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, and (v) words in the singular include the plural and vice versa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

           (b) No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

           (c) Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

           (d) The word "including" means "including, without limitation," and does not limit the preceding words or terms.

           (e) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

      10.11 Jurisdiction and Venue. The Parties intend that all disputes concerning this Agreement shall be resolved by arbitration as provided below, unless arbitration shall be held by a court of competent jurisdiction to be unenforceable. In such event, the Parties agree that any suit, action or proceeding with respect to this Agreement may be brought in (i) the Oklahoma state courts of competent jurisdiction in Oklahoma County, Oklahoma or in the United States District Court in which the City of Oklahoma City is located or
(ii) the Texas state courts of competent jurisdiction in Harris County, Texas or in the United States District Court in which the City of Houston is located. ALL PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      10.12 Dispute Resolution. Except as otherwise provided in this Section 11.12, in the event of any dispute, controversy or claim arising out of or relating to this Agreement or the Breach thereof, the Parties shall meet promptly (through representatives with authority to resolve the dispute). If the Parties cannot resolve the dispute within 30 days, the Parties shall arbitrate the dispute in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator, but the arbitration proceeding may not revoke or revise any provision of this Agreement. All arbitrators selected shall be independent third parties and shall have knowledge and experience in the matters addressed by the claim. Except as set forth in this
Section 11.12, arbitration shall be the sole and exclusive remedy between the Parties with respect to any dispute, protest, controversy or claim arising out of or relating to this Agreement, provided, the arbitrator shall not have the power or authority to award consequential, incidental or punitive damages. Unless all the Parties to an arbitration otherwise consent in writing, the location of the arbitration hearings and the place of entry of the award shall be in Oklahoma City, Oklahoma. The Parties consent to jurisdiction of, and agree that venue will lie in, any of the state and federal courts set forth in Section
11.11. The arbitration award shall be final and binding and shall not be reviewable in any court on any grounds except corruption, fraud or undue means of a Party or for evident partiality or corruption of the arbitrator. The Parties intend to eliminate all other court review of the award and the arbitration proceedings. Except for a proceeding to enforce or confirm an award or a proceeding brought by all Parties to the dispute to vacate or modify an award, the initiation of any suit relating to a dispute that is arbitrable under this Agreement shall constitute a material Breach of this Agreement. However, the Parties hereby acknowledge that Breach of this Agreement may give rise to irreparable injury to the Parties, inadequately compensable in monetary damages alone, and notwithstanding anything to the contrary stated herein, the Parties shall be permitted to seek and obtain specific performance as provided in
Section 11.1.

11.   DEFINITIONS.
      -----------

      11.1 Definitions. Capitalized terms used in this Agreement and not defined elsewhere in this Agreement shall have the meanings ascribed to them in this
Section 12.1 (such meanings applicable to both the singular and plural forms of the terms defined) as follows:

      "ABCA" means the Alberta Corporation Law.

      "Acquiror Amended Warrants" means the Acquiror warrants in the form of
Exhibit 1.7.

      "Acquiror Common Stock" means shares of common stock, no par value, of Acquiror.

      "Acquiror Preferred Stock" means shares of Acquiror Series A convertible preferred stock, no par value.

      "Acquiror Principal Shareholders" means the persons who are holders of the Acquiror Preferred Stock and Acquiror Warrants.

      "Acquiror Warrants" means Acquiror's Warrants to purchase common stock dated as of April 30, 2000 entitling the holders to purchase Acquiror common stock at a purchase price of U.S. $0.03 per share.

      "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving Target or Acquiror as the case may be, the acquisition of a majority of the equity securities of Target or Acquiror as the case may be, or the acquisition of all or a substantial portion of the Assets of Target or Acquiror as the case may be, excluding the transactions provided for in this Agreement.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Assets" means assets, rights, properties and goodwill of any kind or type, tangible and intangible, wheresoever located.

      "Breach" means a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations promulgated thereunder.

      "COBRA" means the Consolidated Omnibus Reconciliation Budget Act of 1985, as amended.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and the regulations promulgated thereunder.

      "Commission" means the United States Securities and Exchange Commission, and any successor thereto.

      "Conversion Number" means that number that will result in the number of shares of Acquiror Common Stock being issued to Target Shareholders as a group (excluding persons holding options to purchase Target Common Stock) representing 61.50% of the fully-diluted Acquiror Common Stock outstanding, after the Merger, assuming full conversion of the Acquiror Preferred Stock at $0.027 per share and full exercise of the Acquiror Warrants for cash, but excluding any stock options outstanding disclosed on Schedule 3.5), but before any adjustment to the Conversion Number required by Section 1.7. To the extent any Acquiror Warrants are exercised in a cashless exercise prior to the Warrant Exercise Date, subject to the condition requiring at least 85% of the outstanding Acquiror Warrants to be exercised for cash as set forth in Section 5.2(f), the shares of Acquiror Common Stock surrendered shall reduce the total number of shares outstanding, but will not affect the 61.50% aggregate ownership of Target Shareholders as a group or the 38.50% aggregate ownership of Acquiror Shareholders as a group described above. Assuming the Merger Closing and the conversion of the Acquiror Preferred Stock occurs on September 30, 2001, the Conversion Number will be 313.8968242, as calculated on Exhibit 1.5, which exhibit also shows the methodology of adjustments required by Section 1.7.

      "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, mortgage, easement, servitude, right of way, encroachment, receipt of income, or exercise of any other attribute of ownership.

      "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Lien, demand, abatement or other order or directive (conditional or otherwise) by any Governmental Entity or any other Person (including any employee or former employee of any contractor or subcontractor of Target) for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment (including natural resources), nuisance, pollution, contamination, trespass or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or ground water) at, in, by, from or related to the Real Property or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with the Real Property; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits relating to environmental matters connected with the Real Property.

      "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law or Environmental Claim or any order or agreement now in effect with any Governmental Entity or other Person.

      "Environmental Law" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public and employee health and safety including, but not limited to, CERCLA, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Oil Pollution Act of 1990, the Federal Safe Drinking Water Act, and the Occupational Safety and Health Act, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

      "Environmental Permit" means any permit, approval, authorization, license, variance, registration or permission required under any applicable Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Governmental Entity" means any domestic or foreign court, government or governmental or regulatory agency, authority, entity or instrumentality.

      "Hazardous Materials" means any substance, material or waste which is regulated by any Governmental Entity in connection with its protection of the environment, public or employee health, wildlife or natural resources, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of any Environmental Law, which includes, but is not limited to, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls.

      "Hazardous Substance" means any hazardous substance, hazardous waste, contaminant or pollutant as defined under applicable Environmental Laws.

      "Intellectual Property" means all domestic or foreign letters patent (including any reissue or re-examination thereof), patent applications (including any continuation, division, renewal or substitute thereof), patent licenses, inventions, software licenses, know-how licenses, trade names, trademark registrations and applications, service mark registrations and applications, common law trademarks and service marks, copyrights, copyright registrations and applications, trade secrets, technical knowledge, know-how or other confidential proprietary information capable of being described.

      "Inventory" means all products held for resale in the Ordinary Course of Business.

      "IRS" means the United States Internal Revenue Service.

      "Knowledge" means an individual will be deemed to have "Knowledge," whether or not such term is capitalized herein, of a particular fact or other matter if such individual is actually aware of such fact or other matter after conducting a reasonable investigation. A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served, as a director, executive officer, partner, executor or trustee of such person (or in any similar capacity) or any Subsidiary of such person has, at any time prior to Closing, had Knowledge of such fact or other matter.

      "Laws" means all foreign, federal, state, county and local statutes, laws (including common law), ordinances, regulations, rules, resolutions, orders, codes, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person or to the businesses or assets and properties thereof (including, without limitation, Laws relating to securities registration and regulation, the sale, leasing, ownership or management of real property, employment practices, terms and conditions, and wages and hours, building standards land use and zoning, safety, health and fire prevention, and environmental protection, including Environmental Laws).

      "Leased Real Property" means all rights and incidents of interests with respect to all real property leased or used by a Person, if any, including all structures, fixtures and improvements located thereon.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principal of common law, regulation, statute or treaty.

      "Liabilities" means any direct or indirect, or matured or unmatured, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether absolute, fixed, contingent or otherwise, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

      "Merger Consideration" means the shares of Acquiror Common Stock that Target Shareholders shall have a right to receive upon conversion of the Target Common Stock as provided in Section 1.4 hereof.

      "OGCA" means the Oklahoma General Corporation Act, as amended, or any successor law or regulations promulgated thereunder.

      "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

           (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

           (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

           (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "Organizational Documents" means the articles or certificate of incorporation and the bylaws of a corporation and any amendment to any of the foregoing.

      "Owned Real Property" means real estate or interests therein owned legally or beneficially by a Person.

      "PBGC" means the Pension Benefit Guaranty Association.

      "Permits" means all assignable franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate the properties and assets and to carry on the business of any specified Person as it is now being conducted.

      "Permitted Encumbrances" means only those Encumbrances which do not and will not materially interfere with the use of, impair, or reduce the value of any Assets or Leased Real Property.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust or any other entity, association or organization including a Governmental Entity.

      "Personnel" means the officers and employees of Target.

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative or informal), commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Real Property Lease" means any agreement, contract, commitment or lease pursuant to which Target has a leasehold interest in any Leased Real Property.

      "Recitals" means the portion of this Agreement preceding Section 1.

      "Reincorporation" means the transactions described in Section 4.12.

      "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

      "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily taken to (i) clean up remove, treat, or in any other way address any Hazardous Material or other substance;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on the Real Property and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and the regulations promulgated thereunder.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Target Common Stock" means shares of common stock, par value $.01 per share, of Target.

      "Target  Shareholders"  means the  holders  of Target  Common Stock.

      "Target Shareholders' Representative" has the meaning ascribed to it in the Target Shareholders Agreement.

      "Tax" and any derivatives thereof, means and includes any and all federal, state, county, local, and foreign income (including gross, adjusted gross and supplemental net income), payroll, Medicare, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, recording, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, and environmental (including taxes under Code Section 59(A)) and any other tax, charge, fee, levy or assessment of the same or of a similar nature, including any and all interest, penalties and additions thereto, whether disputed or not.

      "Tax Return" means and includes any and all returns, forms, declarations, reports, claims for refund and information returns and statements relating to Taxes and any amendments thereto, and including any schedules or attachments thereto.

      11.2 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term and in some cases is modified by Acquiror or Target, when applicable.

           "Acquiror"                               Recitals
           "Acquiror Commission Documents"          Section 3.7
           "Acquiror Intellectual Property"         Section 3.14
           "Acquiror Shareholders Agreement"        Section 4.3
           "Additional Share Number"                Section 1.7
           "Agreement"                              Recitals
           "Audit"                                  Section 4.17
           "Certificate of Merger"                  Section 1.8
           "Committee"                              Section 4.5
           "Effective Time"                         Section 1.8
           "Employee Arrangements"                  Section  2.19(a) and 3.19(a)
           "Employee Benefit Plans"                 Section 2.20(a)
           "Employee Plans"                         Section 2.20(a)(iii)
           "ERISA Affiliate"                        Section 2.20(a)
           "Financial Statements"                   Sections 2.7 and 3.7
           "Balance Sheet"                          Sections 2.7 and 3.7

           "Balance Sheet Date"                     Sections 2.7 and 3.7
           "Merger Closing"                         Section 7.1
           "Merger Closing Date"                    Section 7.1
           "Merger"                                 Recitals
           "Party or Parties"                       Recitals
           "Pension Plan(s)"                        Section 2.20(a)(ii)
           "PVI"                                    Section 4.16
           "Reverse Split Number"                   Section 4.12
           "Software"                               Sections 2.15 and 3.15
           "Sub"                                    Recitals
           "Subsidiary"                             Sections 2.2 and 3.2
           "Surviving Corporation"                  Section 1.2
           "Target"                                 Recitals
           "Target Shareholders Agreement"          Section 4.2
           "Warrant Exercise Date"                  Section 1.7
           "Welfare Plan(s)"                        Section 2.20(a)(i)
           "Year-End Financial Statements"          Section 2.7

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                   "ACQUIROR"

                                   FLOTEK INDUSTRIES, INC.


                                   By:  _______________________________
                                   Title:  ____________________________


                                   "SUB"

                                   FLOTEK ACQUISITION SUB, INC.


                                   By:  _______________________________
                                   Title:  ____________________________


                                   "TARGET"

                                   CHEMICAL & EQUIPMENT SPECIALTIES, INC.


                                   By: ________________________________
                                   Title:  ____________________________

                                   EXHIBIT 1.3
                             Officers and Directors
                             ----------------------
                     (Acquiror and Subsidiaries of Acquiror)

Directors of Flotek Industries, Inc. after Merger


Acquiror Designees                 Target Designees
------------------                 ----------------
Jerry Dumas                        Glenn Penny
John Chisholm                      Tom Morton
Gary Pittman                       Richard Johnson(1)
Bill Zeigler                       Roger Padgham
                                   Robert Beall(1)

(1) Or such other person as may be designated by Target

Officers of Flotek Industries, Inc. after Merger


            Name                               Title
            ----                               -----
Jerry Dumas                    Chairman and Chief Executive Officer
Glenn Penny                    President and Chief Operating Officer
Tom Morton                     Comptroller, Secretary and Treasurer
Mike Gillespie                 Vice President - Facilities Design
                               and Construction
Rick Johnson                   Vice President - Marketing
Dan Neal                       Vice President - Equipment Operations
Roger Padgham                  Vice President - International Sales
Todd Sanner                    Vice President - Chemical Operations
Earl Schott                    Vice President - Domestic Sales
Bob Whitman                    Vice President - Engineering
Rosalie Melia                  Assistant Secretary



Director of Subsidiaries

o Glenn Penny and Jerry Dumas will serve as sole director of all subsidiaries.

Officers of all Subsidiaries
o     Chief Executive Officer - Jerry Dumas

o     President - Glenn Penny

o     Vice  President,  Comptroller,  Secretary and Treasurer - Tom Morton

o Vice President - Designated officers of Acquiror who are primarily responsible for operations of subsidiary, i.e., Dan Neal is Vice President of Neal's Technology

                                                                 Exhibit 99.2
                                                                 ------------


                 [FORM OF ACQUIROR AMENDED REPLACEMENT WARRANT]

                                  (Exhibit 1.7
                                     to the
                      Agreement and Plan of Reorganization
                                 by and between
                             Flotek Industries Inc.
                                       and
                     Chemical & Equipment Specialties, Inc.)


                       WARRANT TO PURCHASE COMMON STOCK OF
                             FLOTEK INDUSTRIES, INC.

                          VOID AFTER 5:30 P.M. CENTRAL
                           TIME ON THE EXPIRATION DATE



                                                           ________  Shares of
Warrant No. ______                                               Warrant Stock

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION OF THE PART OF THE PURCHASER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

      FLOTEK INDUSTRIES, INC. (the "Company"), an Alberta corporation, for value received, hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Central time, on the Expiration Date (as hereinafter defined) to ____, the registered holder hereof (the "Holder"), having an address set forth in the Warrant Register maintained by the Company, under the terms as hereinafter set forth, ____fully paid and non-assessable shares of the Company's Common Stock, no par value (the "Warrant Stock"), at a purchase price per share of Twelve U.S. Cents ($0.12) (as adjusted as provided herein, the "Warrant Price") pursuant to this Warrant (the "Warrant"). This Warrant was originally issued in accordance with the terms of that certain Securities Purchase and Exchange Agreement dated April 30, 2000 (the "Securities Purchase Agreement") between the Company and the initial Holder, inter alia, and is being amended and restated pursuant to that certain Agreement and Plan of Reorganization between the Company and Chemical & Equipment Specialties, Inc. dated August 15, 2001. The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment as hereinafter set forth. The term "Common Stock" shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.


                              Exhibit 1.7 - page 1

1.   Exercise of Warrant.
     -------------------

           (a) The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in
      Section 10, the subscription form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:30 p.m., Central time, on the Expiration Date. The Expiration Date shall be _____ subject to acceleration as provided in
      Section 1(e) below. The purchase price of the shares of Warrant Stock as to which this Warrant shall be exercised shall be paid to the Company at the time of exercise either in cash, in Common Stock of the Company already owned by the Holder, by the relinquishment of a portion of this Warrant having a total fair market value equal to the purchase price, or any combination of the foregoing. For purposes of this Section, the fair market value of the portion of this Warrant that is relinquished shall be the excess of: (x) the Fair Market Value at the time of exercise of the number of shares of Common Stock subject to the portion of this Warrant that is relinquished over (y) the aggregate exercise price specified in this Warrant with respect to such shares.

      The Fair Market Value of the Common Stock shall be equal to the average of the closing sales prices of the Company's Common Stock on any stock exchange or market on which the Company's Common Stock is then traded on the ten trading days immediately preceding the date of exercise. If the exchange or market does not report sales prices, the Fair Market Value of the Common Stock shall be equal to the average of the average of the closing bid and ask prices of the Company's Common Stock on the ten trading days immediately preceding the date of exercise. If the Company's Common Stock is then traded on more than one exchange or market, the Fair Market Value shall be the highest of Fair Market Values determined as provided above. If the Company's Common Stock is not then traded on any exchange or market, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

           (b) This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the President and the Secretary or the Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

           (c) No fractional share or scrip representing fractional shares shall be given upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the Warrant Price at the time of exercise of this Warrant.

                              Exhibit 1.7 - Page 2

           (d) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

           (e) In the event the average daily closing price of the shares of Common Stock of the Company during any consecutive sixty trading days exceeds 150% of the Warrant Price during such period at any time while this Warrant remains outstanding and unexpired, then the Company thereafter shall have the right to accelerate the expiration date ("Accelerated Expiration Date") of this Warrant to a date which is at least 45 days following the date of written notice of acceleration to the holders of such Warrants. After 5:30 p.m. Central time on the Accelerated Expiration Date, the Warrants will terminate and will no longer be exercisable.

2.    Disposition of Warrant Stock and Warrant.
      ----------------------------------------

           (a) By the acceptance of this Warrant, the Holder hereby acknowledges and covenants that this Warrant and any Warrant Stock purchased pursuant thereto are and will be held for investment and not for distribution; provided that:

                (i) the Warrant and/or Warrant Stock may not be transferred by the Holder, (A) unless an exemption is available under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (collectively the "Act"), and to a person who, in the reasonable opinion of counsel to the Company, is a person to whom the Warrant and/or Warrant Stock may be transferred legally without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of (x) an agreement of such person to comply with the provisions of this Section 2 with respect to any resale or other disposition of such securities and (y) an agreement by such person that he is acquiring such securities for investment and not for distribution except in compliance with the Act; or (B) except to a person upon delivery of a prospectus relating to the Warrant and/or Warrant Stock then meeting the requirements of the Act;


                              Exhibit 1.7 - Page 3

                (ii)  the   Warrant   Stock  shall  be  issued  upon
           exercise of this Warrant only in compliance with the Act; and

                (iii) the  Warrant  and  the  Warrant  Stock  may be
           pledged   to  a  lender  to  secure   the  debt  of  the
           Holder.

           (b) If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

           "Transfer of the shares represented by this certificate is subject to certain restrictions set forth in the Warrant pursuant to which these shares were purchased from the Company. Copies of those restrictions are on file at the principal offices of the Company, and no transfer of such shares or of this certificate, or of any shares or other securities (or certificates therefor) issued in exchange for or in respect of such shares, shall be effective unless and until the terms and conditions therein set forth shall have been complied with."

           "The shares represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, pledged or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the issuer of this certificate that registration is not required under said Act."

      In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.    Reservation of Shares.
      ---------------------


                              Exhibit 1.7 - Page 4

      The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant and that the par value of such shares will at all times be less than or equal to the applicable Warrant Price. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issuance thereof other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.    Capital Adjustments.
      -------------------

      This Warrant is subject to the following further provisions:

           (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

           (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be proportionately adjusted.

           (c) Certain Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, then the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to that number determined by multiplying the number of shares of Warrant Stock so purchasable immediately prior to such record date by a fraction (i) the numerator of which shall be the sum of
      (A) the total number of outstanding shares of Common Stock immediately prior to such record date and (B) the total number of shares of Common Stock issuable pursuant to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such record date.


                              Exhibit 1.7 - Page 5

           (d) Corresponding Warrant Price Adjustment. Whenever the number of shares of Warrant Stock purchasable upon the exercise of the rights granted to the Holder herein is increased or decreased as provided in
      Section 4 (b) or (c), the Warrant Price payable for the exercise of such rights shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Warrant Stock purchasable upon the exercise of such rights immediately prior to such adjustment, and of which the denominator shall be the number of shares of Warrant Stock purchasable immediately thereafter.

           (e)  Certain Other Warrant Price Adjustments.

                (i) If the Company at any time while this Warrant is outstanding and unexpired issues and sells, or is deemed to have issued and sold (as provided in Section 4(e)(ii) or (iii)), any shares of Common Stock, for a consideration per share of less than Fair Market Value determined in the manner described in Section 1(a) then, immediately following the issue and sale of such additional Common Stock, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately before the issuance of such additional Common Stock by the number determined by dividing:

                     (A) An amount equal to (1) the total number of shares of
                Common Stock outstanding immediately following the last previous adjustment of the Warrant Price pursuant to this Section 4 (or on the date hereof if there shall have been no previous adjustment) multiplied by the Fair Market Value immediately prior to such issuance, plus (2) the consideration, if any, received or deemed to have been received by the Company upon such issuance and upon the issuance of any Common Stock issued subsequent to the last previous adjustment of the Warrant Price pursuant to this Section 4 (or subsequent to the date hereof if there shall have been no such previous adjustment), by

                     (B) The total number of shares of Common Stock outstanding immediately after the issuance of such additional Common Stock (or which would have been outstanding but for retirement of Common Stock or acquisitions of Common Stock by or for the account of the Company during the period covered by the computation) multiplied by the Fair Market Value immediately prior to such issuance.


                              Exhibit 1.7 - Page 6

                (ii) If the Company at any time while this Warrant is outstanding and unexpired grants any rights, warrants or options (other than the rights granted herein or in any stock option plan of the Company covering officers, directors, consultants or employees of the Company) to subscribe for Common Stock or any securities convertible or exchangeable into Common Stock (such rights, warrants and options being called the "Options" and such securities convertible into Common Stock the "Convertible Securities"), then the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of the Convertible Securities will be deemed to have been outstanding and to have been issued and sold by the Company, and the appropriate adjustment to the Warrant Price will be made in accordance with Section 4(e)(i). For purposes of this paragraph, the consideration of the shares of Common Stock issuable upon the exercise of such Options will be equal to the total amount received or receivable by the Company for the granting of the Options plus the minimum aggregate amount of additional consideration due the Company upon the exercise of the Options (plus, in the case of the Options relating to Convertible Securities, any additional consideration payable upon the issuance or sale and the conversion and exchange thereof).

                (iii) If the Company at any time while this Warrant is outstanding and unexpired issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued or sold by the Company, and the appropriate adjustment to the Warrant Price will be made in accordance with Section 4(e)(i). For purposes of this paragraph, the consideration for the shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will be equal to the total amount received or receivable by the Company for the issue or sale of such Convertible Securities plus the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof.

                (iv) If at any time while this Warrant is outstanding and unexpired the purchase price per share for any Option, or any additional consideration payable to the Company upon the exercise of any Option or upon conversion of a Convertible Security, or the rate at which any Convertible Securities are convertible or exchangeable into Common Stock, is reduced, then the consideration for the shares of Common Stock issuable upon the exercise or conversion thereof will be recalculated giving effect to such reduction, and immediately after any such price reduction or rate reduction becomes effective, the appropriate adjustment to the Warrant Price will be made in accordance with Section 4(e)(i).

           Notwithstanding the foregoing,

                     (1) no further adjustments in the Warrant Price shall be
                made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;


                              Exhibit 1.7 - Page 7

                     (2) if such Options or Convertible Securities by their
                terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Warrant Price shall affect Common Stock previously issued upon conversion of the Warrant;

                     (3) upon the expiration of any such Options or any rights
                of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                          (A) in the case of Convertible Securities or Options
                     for Common Stock the only additional shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange and

                          (B) in the case of Options for Convertible Securities
                     only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the additional shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined as described above) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;


                              Exhibit 1.7 - Page 8

                     (4) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause
                (3) above;

                     (5) no adjustments in the Warrant Price shall be made in
                respect of grants of stock pursuant to employee benefit plans of the Company;

                     (6) no adjustments in the Warrant Price shall be made in
                respect of the issuance of Warrant Stock upon exercise of the Warrant or in respect of the issuance of Common Stock upon conversion of the Series A Preferred Stock of the Company;

                     (7) no further adjustments in the Warrant Price shall be
                made under this paragraph (e) in respect of adjustments required pursuant to paragraphs (a) through (c) of this Section 4.

           (f) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 4 shall exclude any shares then directly or indirectly held in the treasury of the Company.

           (g) Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment of the Warrant Price pursuant to this Section 4 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

           (h) Duration of Adjusted Warrant Price. Following each computation or readjustment of an adjusted Warrant Price as provided in this Section 4, the new adjusted Warrant Price shall remain in effect until a further computation or readjustment thereof is required.

5.    Notices to Holders.
      ------------------

           (a)  Notice of Record Date. In case:


                              Exhibit 1.7 - Page 9

                (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercisable of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                (iii)of any voluntary dissolution, liquidation or winding-up of the Company;

      then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the record date therein specified, or if no record date shall have been specified therein, at least 30 days prior to such other specified date.

           (b) Notice of Adjustments. Whenever any Warrant Price shall be adjusted, pursuant to Section 4 hereof, the Company shall promptly make a certificate signed by its Chairman, its CEO, its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

6.    Loss, Theft, Destruction or Mutilation.
      --------------------------------------

      Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

                             Exhibit 1.7 - Page 10

7.    Warrant Holder Not a Stockholder.
      --------------------------------

      The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

8.    Transfer; Register.
      ------------------

      Subject to the provisions of Section 2 above, this Warrant is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. The Warrants shall be issued in registered form only and the Company shall keep a register (the "Warrant Register") in which provisions shall be made for the registration of the Warrants and the registration of transfers thereof. Such Register shall be kept at the principal office of the Company and the Company is hereby appointed the "Warrant Registrar" for the purpose of registering the Warrants and transfers of the Warrants. Subject to compliance with the provisions of Section 2 hereof and
Article III of the Securities Purchase Agreement by a transferee, upon surrender for registration of transfer of any Warrant at the principal office of the Company and compliance with the provisions of Section 2 hereof and Section 3.1 of the Securities Purchase Agreement, if applicable, the Company shall execute and deliver, in the name of the designated transferee, a new Warrant. The Company shall treat the individual or entity in whose name each Warrant is registered on the Warrant Register as the sole and absolute owner thereof, notwithstanding any contrary notice.

9.    Registration Rights.
      -------------------

      The Holder shall have certain registration rights with respect to the Warrant Shares, all as set forth in a Registration Rights Agreement of even date herewith among the Company, the Holder and certain other Holders.

10.   Notices.
      -------

      Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, to the Company at 7030 Empire Central Drive, Houston, Texas 77040, Attention: President, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

11.   Choice of Law.
      -------------

      This Warrant shall be governed by the local laws of the Texas, except to the extent that the law of the Company's jurisdiction of organization is required to be applied.

              [END OF PAGE - SIGNATURES PAGE NEXT PAGE]

                             Exhibit 1.7 - Page 11

      IN WITNESS WHEREOF, the undersigned has duly signed this Warrant as of this_____ day of ____________, 2001.


                                 FLOTEK INDUSTRIES, INC.



                                 By: ___________________________________
                                     Jerry D. Dumas, Sr., President and CEO


                             Exhibit 1.7 - Page 12

                                 ASSIGNMENT FORM


      FOR VALUE RECEIVED, the Undersigned Holder of the attached Warrant, hereby sells, assigns and transfers unto _______________________________ the right to purchase ______________________________ shares of Common Stock of FLOTEK INDUSTRIES, INC. evidenced by the attached Warrant, and does hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said Warrant on the books of the Company with full power of substitution.

                                 HOLDER:



                                 ________________________________________
                                 Name:

                                 Dated: _________________________________
                                 ----------------------------------

      In the presence of:




Name:


(NOTE: The signature of the Holder on the foregoing Assignment must correspond exactly to the name as written on the face of the Warrant, without any alteration, enlargement or change whatsoever.)



                             Exhibit 1.7 - Page 13

                                SUBSCRIPTION FORM


      The Undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, the following shares of Common Stock of FLOTEK INDUSTRIES,
INC.:

               Number of Shares        Purchase Price Per Share



      The undersigned herewith makes payment of $_______ therefor, and requests that certificates for such shares (and any warrants or other property issuable upon such exercise) be issued in the name of and delivered to___________________ whose address is ________________________________________ and, if such shares shall not include all of the shares issuable under such warrant, that a new warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

                                   HOLDER:



                                   __________________________________
                                   Name:

                                   Dated: ___________________________
                                 ----------------------------------


                             Exhibit 1.7 - Page 14

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